REVISED THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
CRIMSON MIDSTREAM HOLDINGS, LLC

Dated: June 30, 2021

TABLE OF CONTENTS
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INDEX TO EXHIBITS
Exhibit A    Members, Capital Contributions, Sharing Ratios
Exhibit B    Grier Companies
Exhibit C    Form of Fourth Amended and Restated Limited Liability Company Agreement of Crimson Holdings, LLC
Exhibit D    Form of CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of Series B Redeemable Convertible Preferred Stock
Exhibit E    Form of CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of 9.00% Series C Exchangeable Preferred Stock
Exhibit F    Form of CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of the Class B Common Stock
Exhibit G    Resolutions to be Approved by Managers

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REVISED THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
CRIMSON MIDSTREAM HOLDINGS, LLC
THIS REVISED THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), is entered into as of the 16th of July, 2021, to be effective as of June 30, 2021 (the “Effective Date”), is made by and among:
•Crimson Midstream Holdings, LLC, a Delaware limited liability company (the “Company”);
•CorEnergy Infrastructure Trust, Inc., a Maryland corporation (“CORR”);
•John D. Grier and M. Bridget Grier, individually, as Members of the Company;
•John D. Grier, as Trustee of the Bridget Grier Spousal Support Trust dated December 18, 2012; Robert G. Lewis, as Trustee of the Hugh David Grier Trust dated October 15, 2012; and Robert G. Lewis, as Trustee of the Samuel Joseph Grier Trust dated October 15, 2012 (collectively, the “Grier Trusts” and, together with John D. Grier and M. Bridget Grier, the “Grier Members”), as Members of the Company; and
•any other Person executing this Agreement as a Member.
Article I.FORMATION AND CONTINUATION OF THE COMPANY
Section 1.1.Formation and Continuation. The parties hereto desire to establish this Agreement to govern and continue the Company as a limited liability company under the provisions of the Delaware Limited Liability Company Act, as amended from time to time, and any successor statute or statutes (the “Act”). The Company was formed upon the execution and filing by the organizer (such Person being hereby authorized to take such action) with the Secretary of State of the State of Delaware of the Certificate of Formation of the Company effective on December 3, 2015, and shall be continued pursuant to the terms of this Agreement. This Agreement shall amend and restate in all respects that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated effective as of January 11, 2019 (the “Prior Agreement”), and such Prior Agreement shall be of no force or effect after the Effective Date.
Section 1.2.Name. The name of the Company shall be Crimson Midstream Holdings, LLC. Subject to all applicable laws, the business of the Company shall be conducted in the name of the Company unless under the law of some jurisdiction in which the Company does business such business must be conducted under another name or unless the Board determines that it is advisable to conduct Company business under another name. In such a case, the business of the Company in such jurisdiction or in connection with such determination may be conducted under such other name or names as the Board shall determine to be necessary. The Board shall cause to be filed on behalf of the Company such assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.
Section 1.3.Business. The business of the Company shall be, whether directly or indirectly through Subsidiaries, to conduct all activities permissible by applicable law.
Section 1.4.Places of Business; Registered Agent.
(a)The address of the principal office and place of business of the Company is 1801 California Street, Suite 3600, Denver, CO 80202. The Board, at any time and from time to time, may change the location of the Company’s principal place of business upon giving prior written notice of such change to the Members and may establish such additional place or places of business of the Company as the Board shall determine to be necessary or desirable.
(b)The registered office of the Company in the State of Delaware shall be and it hereby is, established and maintained at 1209 Orange Street, Wilmington, DE 19801, and the registered agent for service of process on the Company shall be The Corporation Trust Company. The Board, at any time and from time to time, may change the Company’s registered office or registered agent or both by complying with the applicable provisions of the Act, and may establish, appoint and change additional registered offices and registered agents of the Company in such other states as the Board shall determine to be necessary or advisable.
Section 1.5.Term. The existence of the Company commenced on the date the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware and shall continue in existence until it is liquidated or dissolved in accordance with this Agreement and the Act.
Section 1.6.Filings. Upon the request of the Board, the Members shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Board to accomplish all filings, recordings, publishings and other acts appropriate to comply with all requirements for the formation and operation of a limited liability company under the laws of the State of Delaware and for the qualification and operation of a limited liability company in all other jurisdictions where the Company shall propose to conduct business. Prior to conducting business in any jurisdiction, the Board shall use its reasonable efforts to cause the Company to comply with all requirements for the qualification of the Company to conduct business as a limited liability company in such jurisdiction.
Section 1.7.Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold its property in its own name or in the name of a nominee which may be the Board or any trustee, agent or Affiliate of the Company designated by the Board.

Section 1.8.No Payments of Individual Obligations. The Members shall use the Company’s credit and assets solely for the benefit of the Company. No asset of the Company shall be Transferred for or in payment of any individual obligation of any Member.
Article II.DEFINITIONS AND REFERENCES
Section 2.1.Defined Terms. When used in this Agreement, the following terms shall have the respective meanings set forth below:
“Act” shall have the meaning assigned to such term in Section 1.1.
“Additional Call Amount” shall have the meaning assigned to such term in Section 3.3(b)(i).
“Additional Call Unit FMV” shall have the meaning assigned to such term in Section 3.3(b)(i).
“Additional Call Units” shall have the meaning assigned to such term in Section 3.3(b)(i).
“Additional Equity Securities” shall have the meaning assigned to such term in Section 3.2(a).
“Adjusted Capital Account” shall mean the Capital Account maintained for each Member as provided in Section 8.1(b) as of the end of each fiscal year, (a) increased by an amount equal to such Member’s allocable share of Minimum Gain as computed as of the last day of such fiscal year in accordance with the applicable Treasury Regulations, and (b) reduced by the adjustments provided for in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6).
“Adjusted Property” shall mean any property the Carrying Value of which has been adjusted pursuant to Section 8.1(b)(v) or any property that has a Carrying Value different than the adjusted tax basis at the time of a Capital Contribution by a Capital Member.
“Adjusted Tax Member” shall have the meaning assigned to such term in Section 5.8(c).
•“Adjustment Factor for the Class A-1 Units” shall mean 1.0 for the Class A-1 Units; provided, however, that in the event that CORR (a) declares or pays a dividend on its outstanding CORR Series A Preferred Stock, wholly or partly in such CORR Series A Preferred Stock, or makes a distribution to all holders of its outstanding CORR Series A Preferred Stock wholly or partly in CORR Series A Preferred Stock, (b) splits or subdivides its outstanding CORR Series A Preferred Stock, or (c) effects a reverse stock split or otherwise combines its outstanding CORR Series A Preferred Stock into a smaller number of CORR Series A Preferred Stock, respectively, the Adjustment Factor for the Class A-1 Units shall be adjusted by multiplying the Adjustment Factor for the Class A-1 Units previously in effect by a fraction, the numerator of which shall be the number of depositary shares representing CORR Series A Preferred Stock, issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and the denominator of which shall be the actual number of depositary shares representing CORR Series A Preferred Stock (determined without the above assumption) issued and outstanding on such date and, provided further, that if CORR shall merge, consolidate or combine with any entity other than an Affiliate of CORR (the “Surviving Company”), the Adjustment Factor for the Class A-1 Units shall be adjusted by multiplying the Adjustment Factor for the Class A-1 Units by the number of shares of the Surviving Company into which one depositary share representing the CORR Series A Preferred Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Adjustment Factor for the Class A-1 Units shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
•“Adjustment Factor for the Class A-2 Units” shall mean 1.0 for the Class A-2 Units; provided, however, that in the event that CORR (a) declares or pays a dividend on its outstanding CORR Series B Preferred Stock wholly or partly in such CORR Series B Preferred Stock or makes a distribution to all holders of its outstanding CORR Series B Preferred Stock wholly or partly in CORR Series B Preferred Stock, (b) splits or subdivides its outstanding CORR Series B Preferred Stock, or (c) effects a reverse stock split or otherwise combines its outstanding CORR Series B Preferred Stock into a smaller number of CORR Series B Preferred Stock, the Adjustment Factor for the Class A-2 Units shall be adjusted by multiplying the Adjustment Factor for the Class A-2 Units previously in effect by a fraction, the numerator of which shall be the number of CORR Series B Preferred Stock issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and the denominator of which shall be the actual number of CORR Series B Preferred Stock (determined without the above assumption) issued and outstanding on such date and, provided further, that if CORR shall merge, consolidate or combine with any Surviving Company, the Adjustment Factor for the Class A-2 Units shall be adjusted by multiplying the Adjustment Factor for the Class A-2 Units by the number of shares of the Surviving Company into which one share of CORR Series B Preferred Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Adjustment Factor for the Class A-2 Units shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
•“Adjustment Factor for the Class A-3 Units” shall mean 1.0 for the Class A-3 Units; provided, however, that in the event that CORR (a) declares or pays a dividend on its outstanding CORR Class B Common Stock wholly or partly in such CORR Class B Common Stock, or makes a distribution to all holders of its outstanding CORR Class B Common Stock wholly or partly in CORR Class B Common Stock, (b) splits or subdivides its outstanding CORR Class B Common Stock, or (c) effects a reverse stock split or otherwise combines its outstanding CORR Class B Common Stock into a smaller number of CORR Class B Common Stock, the Adjustment Factor for the Class A-3 Units shall be adjusted by multiplying the Adjustment Factor for the Class A-3 Units previously in effect by a fraction, the numerator of which shall be the number of CORR Class B Common Stock, issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and the denominator of which shall be the actual number of CORR Class B Common Stock (determined without the above assumption) issued and outstanding on such date and, provided further, that if CORR shall merge, consolidate or combine with any Surviving Company, the Adjustment Factor for the Class A-3 Units shall be adjusted by multiplying the Adjustment Factor for the Class A-3 Units by the number of shares of the Surviving Company into which one share of the CORR Class B Common Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Adjustment Factor for the Class A-3 Units shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
“Affiliate” (whether or not capitalized) shall mean, with respect to any Person: (a) any other Person directly or indirectly owning, controlling or holding power to vote 10% or more of the outstanding voting securities of such Person, (b) any other Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, member, partner or immediate family member of such Person or any other Person described in subsection (a), (b) or (c) of this paragraph.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph.
“Alternate CORR Manager” shall have the meaning assigned to such term in Section 5.1(a)(ii).
“Alternate Crimson Manager” shall have the meaning assigned to such term in Section 5.1(a)(i).
“Approved Budget” shall have the meaning assigned to such term in Section 5.9.
“Auditor’s Report” shall mean, with respect to financial statements or information of the Company required to be delivered, (a) the written report of the auditor for the Company with respect to such financial statements or information (excluding any auditor’s report on internal controls), manually executed by such auditor, and (b) a manually executed consent of such auditor to the inclusion of such auditor’s report (and any auditor consent with respect thereto) in filings to be made by CORR with the Securities and Exchange Commission.
“Board” shall have the meaning assigned to such term in Section 5.1(a).
“Budget Act” shall have the meaning assigned to such term in Section 5.8(a).
“Budgeted Expenses” shall mean the aggregate of the (a) general and administrative expenses (including reasonable overhead expenses), (b) personnel and employees costs, (c) planned asset maintenance expenses, and (d) other major categories, in each case that are included in the Approved Budget; provided, that “Budgeted Expenses” does not include Non-

Discretionary Capital expenses (and for purposes of clarity, costs and expenses contained in any Approved Budget that do not constitute Non-Discretionary Capital expenses shall constitute Budgeted Expenses).
“Business Day” shall mean any day on which banks are generally open to conduct business in the State of Colorado and the State of New York.
“Capital Account” shall have the meaning assigned to such term in Section 8.1(b).
“Capital Contributions” shall mean for any Member at the particular time in question the aggregate of the dollar amounts of any cash, or the Fair Market Value of any property, contributed to the capital of the Company and its predecessors. The Capital Contributions made (or deemed to have been made) by each of the Members as of the Effective Date are set forth on Exhibit A.
“Capital Members” shall mean all of the Members holding Class C-1 Units.
“Capital Project” shall mean any project, transaction, agreement, arrangement or series of transactions, agreements or arrangements to which the Company or a Subsidiary of the Company is a party involving a capital expenditure, including any purchase, lease, acquisition, construction, development or completion of transportation, compression, gathering or related facilities for oil, gas or related products or the provision of services, equipment or other property for use in developing, completing or transporting oil, gas or related products or otherwise directly related and ancillary to the oil and gas business, including the transportation, storage and handling of water utilized or disposed of in oil and gas production.
“Carrying Value” shall mean with respect to any asset, the value of such asset as reflected in the Capital Accounts of the Members. The Carrying Value of any asset shall be such asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    The initial Carrying Value of any asset contributed by a Member to the Company will be the Fair Market Value of the asset on the date of the contribution (with the Fair Market Value of contributions made as of the Effective Date as shown on Exhibit A);
(b)    The Carrying Value of all Company assets shall be adjusted to equal their respective Fair Market Values upon (i) the acquisition of an additional Company Interest by any new or existing Member in exchange for a Capital Contribution that is not de minimis; (ii) the distribution by the Company to a Member of Company property that is not de minimis as consideration for a Company Interest; (iii) the grant of a Company Interest that is not de minimis consideration for the performance of services to or for the benefit of the Company by any new or existing Member; (iv) the liquidation of the Company as provided in Section 9.2; (v) the acquisition of a Company Interest by any new or existing Member upon the exercise of a non-compensatory warrant or the making of any Capital Contribution in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s), as such Treasury Regulation may be amended or modified;

or (vi) any other event to the extent determined by the Board to be necessary to properly reflect Carrying Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q), provided that any adjustments to the Capital Accounts of the Members shall be made as provided in Section 8.1(b)(v). If any non-compensatory warrants (or similar interests) are outstanding upon the occurrence of an event described in clauses (i) through (vi) above, the Company shall adjust the Carrying Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2), as such Treasury Regulations may be amended or modified;
(c)    The Carrying Value of any Company asset distributed to any Member shall be adjusted to equal the Fair Market Value of such asset on the date of distribution;
(d)    The Carrying Value of an asset shall be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Profits, Net Losses and other items allocated pursuant to Section 8.1(b)(v); and
(e)    The Carrying Value of Company assets shall be adjusted at such other times as required in the applicable Treasury Regulations.
“Change of Control” shall mean the occurrence of any of the following: (i) the consummation of any transaction (including any merger or consolidation) the result of which is that one or more Third Parties (other than a Subsidiary of the Company) become the beneficial owner of more than 50% of the Company Interests; (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more Third Parties; provided, however, that none of the circumstances in this clause (ii) shall be a Change of Control if the Persons that beneficially own the Company Interests immediately prior to the transaction own, directly or indirectly, equity interests with a majority of the total voting power of all of the issued and outstanding equity interests of the surviving entity or transferee Person immediately after the transaction or (iii) the Company consolidates with, or merges with or into, any Third Party or any such Third Party consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s issued and outstanding equity interests or the equity interests of such other Third Party is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which the Company Interests issued and outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the equity securities of the surviving Person immediately after giving effect to such transaction; provided, that for the avoidance of doubt neither an IPO nor reorganization of an IPO vehicle for the Company or any of its Subsidiaries shall constitute a Change of Control.
“Class A-1 Member” shall mean a Member holding Class A-1 Units.
“Class A-1 Sharing Ratio” shall mean, with respect to a Class A-1 Member, the number of Class A-1 Units held by such Class A-1 Member divided by the total number of Class A-1

Units outstanding, in each case as of the relevant date of determination. The Class A-1 Sharing Ratios of each Class A-1 Member as of the Effective Date are set forth on Exhibit A.
“Class A-1 Units” shall mean that class of Company Interests issued to those Members set forth on Exhibit A in the amounts set forth thereon, and to such other Persons after the Effective Date in accordance with this Agreement, representing an interest in profits, losses and distribution as set forth in this Agreement and having the rights, powers, obligations, restrictions and limitations specified with respect to Class A-1 Units in this Agreement.
“Class A-2 Member” shall mean a Member holding Class A-2 Units.
“Class A-2 Sharing Ratio” shall mean, with respect to a Class A-2 Member, the number of Class A-2 Units held by such Class A-2 Member divided by the total number of Class A-2 Units outstanding, in each case as of the relevant date of determination. The Class A-2 Sharing Ratios of each Class A-2 Member as of the Effective Date are set forth on Exhibit A.
“Class A-2 Units” shall mean that class of Company Interests issued to those Members set forth on Exhibit A in the amounts set forth thereon, and to such other Persons after the Effective Date in accordance with this Agreement, representing an interest in profits, losses and distribution as set forth in this Agreement and having the rights, powers, obligations, restrictions and limitations specified with respect to Class A-2 Units in this Agreement.
“Class A-3 Member” shall mean a Member holding Class A-3 Units.
“Class A-3 Sharing Ratio” shall mean, with respect to a Class A-3 Member, the number of Class A-3 Units held by such Class A-3 Member divided by the total number of Class A-3 Units outstanding, in each case as of the relevant date of determination. The Class A-3 Sharing Ratios of each Class A-3 Member as of the Effective Date are set forth on Exhibit A.
“Class A-3 Units” shall mean that class of Company Interests issued to those Members set forth on Exhibit A in the amounts set forth thereon, and to such other Persons after the Effective Date in accordance with this Agreement, representing an interest in profits, losses and distribution as set forth in this Agreement and having the rights, powers, obligations, restrictions and limitations specified with respect to Class A-3 Units in this Agreement.
“Class B-1 Member” shall mean a Member holding Class B-1 Units.
“Class B-1 Sharing Ratio” shall mean, with respect to a Class B-1 Member, the number of Class B-1 Units held by such Class B-1 Member divided by the total number of Class B-1 Units outstanding, in each case as of the relevant date of determination. The Class B-1 Sharing Ratios of each Class B-1 Member as of the Effective Date are set forth on Exhibit A.
“Class B-1 Units” shall mean that class of Company Interests issued to those Members set forth on Exhibit A in the amounts set forth thereon, and to such other Persons after the Effective Date in accordance with this Agreement, representing an interest in profits, losses and distribution as set forth in this Agreement and having the rights, powers, obligations, restrictions and limitations specified with respect to Class B-1 Units in this Agreement.
“Class C-1 Member” shall mean a Member holding Class C-1 Units.
“Class C-1 Units” shall mean that class of Company Interests issued to those Members set forth on Exhibit A in the amounts set forth thereon, and to such other Persons after the Effective Date in accordance with this Agreement, having the rights, powers, obligations, restrictions and limitations specified with respect to Class C-1 Units in this Agreement. For the avoidance of doubt, the Class C-1 Units shall only represent Voting Interests, and shall not have a right to any share in the profits, losses or distributions of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.
“Company Assets” shall mean all of the real and personal property, pipelines, equipment, and other physical assets owned and leased by the Company.
“Company Interest” shall mean an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of such a Company Interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Company Interests created pursuant to Section 3.2. The Company Interest may be expressed as a number of Class A-1 Units, Class A-2 Units, Class A-3 Units, Class B-1 Units, Class C-1 Units, or other Units.
“Company Nonrecourse Liabilities” shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss in accordance with applicable Treasury Regulations.
“Company Record Date” shall, in the case of the distribution of Distributable Funds pursuant to Section 4.3(b), generally be the same as the record date established by the CORR Board of Directors for a distribution to its stockholders, including pursuant to Sections 4.3(c)(i) and (ii).
“Company Representative” shall have the meaning assigned to such term in Section 5.8.
“Company Securities” shall have the meaning assigned to such term in Section 3.2(b).
“Compensation Committee” shall have the meaning assigned to such term in Section 5.1(l).
“Confidential Information” shall mean all proprietary and confidential information of the Company, including, without limitation, business opportunities of the Company, intellectual property, and any other information heretofore or hereafter acquired, developed or used by the Company relating to its business, including any confidential information contained in any lease files, land files, abstracts, title opinions, title or curative matters, contract files, memoranda, notes, records, drawings, correspondence, financial and accounting information, customer lists, statistical data and compilations, shipper information, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals, plats, surveys, geological and geophysical information, operational and production information and land information related to customers or potential customers of the Company or any other documents relating to the business of the Company, developed by, or originated by any third party and brought to the attention of, the Company.
“Contributing Member” shall have the meaning assigned to such term in Section 3.3(b)(i).
“CORR Class B Common Stock” shall mean the Class B Common Stock of CORR, $0.001 par value per share, the terms of which shall be governed by the CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of Class B Common Stock, the form of which is attached to this Agreement as Exhibit F.
“CORR Class B Common Stock Conversion” shall mean the effective date of the “Mandatory Conversion,” as that term is used in the Articles Supplementary for the Class B Common Stock, of the CORR Class B Common Stock into CORR Common Stock.
"CORR Common Stock” shall mean the currently outstanding common stock of CORR, $0.001 par value per share.
“CORR Managers” shall have the meaning assigned to such term in Section 5.1(a)(ii).
“CORR Purchase Agreement” shall mean that certain Membership Interest Purchase Agreement, dated as of February 4, 2021, by and among CORR, the Company, John D. Grier and CGI Crimson Holdings, L.L.C.
“CORR Securities” shall mean the CORR Common Stock, CORR Class B Common Stock, CORR Series B Preferred Stock, and the CORR Series A Preferred Stock.
“CORR Series A Dividend Payment Date” shall mean the last calendar day of each February, May, August and November of each year, commencing on February 28, 2021.
“CORR Series A Dividend Payment Record Date” shall mean the date designated by the CORR Board of Directors pursuant to Section 4.3(c)(i) for the payment of dividends that is not more than 30 or less than 10 days prior to the applicable CORR Series A Dividend Payment Date.
“CORR Series A Preferred Stock” shall mean the 7.375% Series A Cumulative Redeemable Preferred Stock of CORR, $0.001 par value per share, as to which each outstanding whole share is represented by outstanding depositary shares, each representing 1/100th of a whole share, the terms of which shall be governed by the CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences Of Series A Cumulative Reedemable Preferred Stock.

“CORR Series B Dividend Payment Date” shall mean the last calendar day of each February, May, August and November of each year, commencing on February 28, 2021.
“CORR Series B Dividend Payment Record Date” shall mean the date designated by the CORR Board of Directors pursuant to Section 4.3(c)(ii) for the payment of dividends that is not more than 30 or less than 10 days prior to the applicable CORR Series B Dividend Payment Date.
“CORR Series B Preferred Stock” shall mean the Series B Convertible Preferred Stock of CORR, $0.001 par value per share, the terms of which shall be governed by the CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of Series B Redeemable Convertible Preferred Stock, the form of which is attached to this Agreement as Exhibit D.
“CORR Series C Preferred Stock” shall mean the Series C Exchangeable Preferred Stock of CORR, $0.001 par value per share, the terms of which shall be governed by the CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of 9.00% Series C Exchangeable Preferred Stock, the form of which is attached to this Agreement as Exhibit E.
“CORR Transfer” shall have the meaning assigned to such term in Section 12.3(a).
“CPUC Approval” shall mean the approval of the California Public Utility Commission under Section 854 of the California Public Utilities Code, respectively, for the (a) the change of control of the Subsidiaries of the Company that are subject to regulation by the California Public Utility Commission (the “CPUC Assets”) from John D. Grier to CORR and (b) the change in indirect ownership of the CPUC Assets from the Grier Members to CORR that will occur upon either of the following events: (i) the exchange of the Class A-1 Units, Class A-2 Units, and Class A-3 Units held by the Grier Members for the respective CORR Securities, or (ii) a contribution of additional assets by CORR to the Company in exchange for additional Units of the Company.
“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of February 4, 2021 (the “Credit Agreement”), by and among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”), Corridor MoGas, Inc., a Delaware corporation (“MoGas”, and together with Crimson Operating, the “Borrowers”, and each, individually, a “Borrower”), Crimson Midstream Holdings, LLC, a Delaware limited liability company (“Holdings”),  MoGas Debt Holdco LLC, a Delaware limited liability company (“MoGas HoldCo”), MoGas Pipeline LLC, a Delaware limited liability company (“MoGas Pipeline”), CorEnergy Pipeline Company, LLC, a Delaware limited liability company (“CorEnergy Pipeline”), United Property Systems, LLC, a Delaware limited liability company (“United Property”), Crimson Pipeline, LLC, a California limited liability company (“Crimson Pipeline”), Cardinal Pipeline, L.P., a California limited partnership (“Cardinal Pipeline”), the lenders party thereto, Wells Fargo Bank, National Association, in its individual capacity and as Administrative Agent (as defined in the Credit Agreement) for such lenders party thereto,

Swingline Lender (as defined in the Credit Agreement) and Issuing Bank (as defined in the Credit Agreement), and the other parties from time to time party hereto.
“Crimson Managers” shall have the meaning assigned to such term in Section 5.1(a)(i).
“Debt” shall mean, as to the Company and its Subsidiaries, all indebtedness, liabilities and obligations of such Person (excluding deferred taxes) whether primary or secondary, direct or indirect, absolute or contingent (a) for borrowed money, (b) constituting an obligation to pay the deferred purchase price of property, (c) evidenced by bonds, debentures, notes or similar instruments, (d) arising under futures contracts, swap contracts, commodity hedge agreements or similar speculative agreements, (e) arising under leases serving as a source of financing or otherwise capitalized in accordance with GAAP, (f) arising under conditional sales or other title retention agreements, (g) under direct or indirect guaranties of Debt of any Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of indebtedness of any Person (such as obligations under working capital maintenance agreements, agreements to keep-well, agreements to purchase Debt, assets, goods, securities or services, or take-or-pay agreements, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection), (h) with respect to letters of credit or applications or reimbursement agreements therefor, or (i) with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired at the time of payment (including obligations under “take-or-pay” contracts to deliver hydrocarbons in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment) or with respect to other obligations to deliver goods or services in consideration of advance payments.
“Depreciation” shall mean for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that (a) if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period and which difference is being eliminated by use of the “traditional method with curative allocations” pursuant to Treasury Regulations Section 1.704-3(c), with the curative allocations limited to allocations of depreciation and amortization, or such other method or methods as determined by Super-Majority Board Approval to be appropriate and in accordance with the applicable Treasury Regulations. Depreciation for such tax period shall be the amount of book basis recovered for such tax period under the rules prescribed by Treasury Regulation Section 1.704-3(c), and (b) with respect to any other property the Carrying Value of which differs from its adjusted tax basis at the beginning of such tax period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other tax period bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such tax period is equal to zero dollars ($0.00), in which event Depreciation with respect to such property shall be determined under with reference to such beginning value using any reasonable method selected by the Board.

“Designated Business Opportunity” shall mean any business opportunity related to renewable energy, including the production or transportation of biodiesel fuels and the gathering of related feedstock.
“Dispute” shall have the meaning assigned to such term in Section 12.10.
“Distributable Funds” shall mean the available cash of the Company in excess of the Liquidity Reserve and other requirements of the Company (including, without limitation, current obligations under agreements evidencing Debt, which shall include the Credit Agreement), as determined by the Board acting with Super-Majority Board Approval.
“Draft Budget” shall have the meaning assigned to such term in Section 5.9.
“Emergency” shall mean a sudden or unexpected event that poses an imminent threat to health or property or risk of loss to property or risk of harm to the environment.
“Excepted Liens” shall mean (i) liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and if reserves adequate under GAAP shall have been established therefor; (ii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or any other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and if reserves adequate under GAAP shall have been established therefor; (iii) vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property or operator and non-operator liens under joint operating agreements in respect of obligations which are not yet due or which are contested in good faith by appropriate proceedings and if reserves adequate under GAAP shall have been established therefor; and (iv) servitudes, easements, restrictions, rights of way and other similar rights or liens in real or immovable property or any interest therein; provided, that the same do not materially impair the use of such property for the purposes for which it is held.
“Excluded Business Opportunity” shall mean a business opportunity other than a business opportunity:
(a)    that (i) has come to the attention of a Person solely in, and as a direct result of, its or his capacity as a director of, advisor to, principal of or employee of the Company or a Subsidiary of the Company, or (ii) was developed with the use or benefit of the personnel or assets of the Company, or a Subsidiary of the Company, and
(b)    that has not been previously independently brought to the attention of the subject Person from a source that is not affiliated (other than through such subject Person) with the Company or a Subsidiary of the Company.
“Fair Market Value” shall mean a good faith determination made by the Board, acting with Super-Majority Board Approval, of the cash value of specified asset(s) that would be obtained in a negotiated, arm’s length transaction between an informed and willing buyer and an informed and willing seller, with such buyer and seller being unaffiliated, neither such party being under any compulsion to purchase or sell, and without regard to the particular circumstances of either such party. A determination of Fair Market Value by the Board shall be final and binding for all purposes of this Agreement and any other relevant Transaction Document.
“GAAP” shall mean generally accepted accounting principles as applied in the United States of America in effect from time to time.
“Governmental Authority” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.
“Grier Companies” shall have the meaning assigned to such term in Section 5.4(a).
“Grier Members” shall have the meaning assigned to such term in the introductory section of this Agreement.
“Grier Trusts” shall have the meaning assigned to such term in the introductory section of this Agreement.
“Indemnitee” shall have the meaning assigned to such term in Section 6.1.
“Indirect Transfer” shall mean (with respect to any Member that is a corporation, partnership, limited liability company or other entity) a deemed Transfer of a Company Interest, which shall occur upon any Transfer of the ownership of, or voting rights associated with, the equity or other ownership interests in such Member.
"Initial Resolutions" shall have the meaning assigned to such term in Section 5.1(b).
“IPO” shall mean the closing of a public offering of equity securities of the Company or any Subsidiary, registered under the Securities Act.
“JAMS” shall have the meaning assigned to such term in Section 12.10(a).
“Liquidity Reserve” shall have the meaning assigned to such term in Section 5.1(k).
“Majority Board Approval” shall mean the approval by the affirmative vote of Managers representing a majority of the outstanding Voting Interests whether by vote at a regular or special meeting of the Board or by written proxy.

“Majority Interest” shall mean with respect to the Members, as to any agreement, election, vote or other action of the Members, those Members whose combined Voting Interest exceed 50%.
“Manager” and “Managers” shall have the meanings assigned to such terms in Section 5.1(a).
“Member Nonrecourse Debt” shall mean any nonrecourse Debt of the Company for which any Member bears the economic risk of loss in accordance with applicable Treasury Regulations.
“Member Nonrecourse Deductions” shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Member Nonrecourse Debt, reduced (but not below zero) by proceeds of such Member Nonrecourse Debt distributed during the year to the Members who bear the economic risk of loss for such Debt, as determined in accordance with applicable Treasury Regulations.
“Members” shall mean the Persons (including Class A-1 Members, Class A-2 Members, Class A-3 Members, Class B-1 Members and Class C-1 Members) who from time to time shall execute a signature page to this Agreement (including by counterpart) as the Members, including any Person who becomes a substituted Member of the Company pursuant to the terms hereof, or joins in this Agreement pursuant to a joinder agreement in a form approved by the Board.
“Minimum Gain” shall mean (a) with respect to Company Nonrecourse Liabilities, the amount of gain that would be realized by the Company if the Company Transferred (in a taxable transaction) all Company properties that are subject to Company Nonrecourse Liabilities in full satisfaction of Company Nonrecourse Liabilities, computed in accordance with applicable Treasury Regulations, or (b) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if the Company Transferred (in a taxable transaction) the Company property that is subject to such Member Nonrecourse Debt in full satisfaction of such Member Nonrecourse Debt, computed in accordance with applicable Treasury Regulations.
“Net Profit” or “Net Loss” shall mean, with respect to any fiscal year or other fiscal period, the net income or net loss of the Company for such period, determined in accordance with federal income tax accounting principles and Code Section 703(a) (including any items that are separately stated for purposes of Code Section 702(a)), with the following adjustments:
(a)    any income of the Company that is exempt from federal income tax shall be included as income;
(b)    any expenditures of the Company that are described in Code Section 705(a)(2)(B) or treated as so described pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be treated as current expenses;

(c)    if Company assets are distributed to the Members in kind, such distributions shall be treated as sales of such assets for cash at their respective Fair Market Values in determining Net Profit and Net Loss;
(d)    in the event the Carrying Value of any Company asset is adjusted as provided in this Agreement, the amount of such adjustment shall be taken into account as gain or loss upon the Transfer of such asset for purposes of computing Net Profit or Net Loss;
(e)    gain or loss resulting from any Transfer of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property Transferred, notwithstanding that the adjusted tax basis for such property differs from its Carrying Value;
(f)    in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and
(g)    items specially allocated under Section 4.2 shall be excluded.
“Non-Discretionary Capital” shall mean payments required to be made by the Company or any of its Subsidiaries to (a) protect the health and safety of Persons from immediate and present harm; (b) safeguard lives or property in connection with the initial response to any emergencies affecting any Company asset; (c) protect the environment from immediate and present harm; (d) make any repairs or capital improvements or take other action immediately required in the good faith judgment of the Board in order to avoid a violation of any laws, orders, rules, regulations and other requirements enacted, imposed or enforced by any Governmental Authority; (e) to repair, remediate, mitigate and provide reasonable contingencies for leaks or spills and/or any unplanned release of crude oil or other hydrocarbons to the extent such events were not included in the applicable Approved Budget; or (f) repair or replace any Company Assets that, if not repaired or replaced, would likely cause an unplanned outage that would likely materially impair the Company Assets or revenues of the Company.
“Nonrecourse Deductions” shall have the meaning assigned to such term in Treasury Regulations Section 1.704-2(b).
“Paid-in-Kind Distribution” shall have the meaning assigned to such term in Section 4.3(e).
“Permitted Transfer” or “Permitted Transferees” shall mean:
(a)    any Transfer of a Company Interest by CORR, (whether voluntarily or by operation of law) to a partner, Affiliate or legal successor of CORR;
(b)    any Transfer of a Company Interest, except for Class C-1 Units, to a Grier Trust;

(c)    any Transfer of a Company Interest, except for Class C-1 Units, by John D. Grier or M. Bridget Grier, in each case, to (i) his or her children or to an entity, including a trust, controlled by John D. Grier, in each case, for estate planning purposes, or (ii) an existing Grier Member; and
(d)    any Transfer of a Company Interest occurring by operation of law upon the death or disability of a Member who is an individual.
“Person” (whether or not capitalized) shall mean any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, business trust or other entity or organization, whether or not a Governmental Authority.
“Preferred Return Per Class A-1 Unit” means, with respect to each Class A-1 Unit outstanding on a specified Company Record Date (related to a CORR distribution), an amount initially equal to zero at the Effective Date, and increased cumulatively on each Company Record Date by an amount equal to the product of (i) (A) prior to June 30, 2021, the cash dividend per share of CORR Series C Preferred Stock declared by CORR for holders of CORR Series C Preferred Stock and (B) from and after June 30, 2021, the cash dividend per depositary share representing CORR Series A Preferred Stock declared by CORR for holders of CORR Series A Preferred Stock, in each case including pursuant to Section 4.3(c)(i), on such Company Record Date, including any special distributions, multiplied by (ii) the Adjustment Factor for the Class A-1 Units in effect on such Company Record Date; provided, however, that, for each Class A-1 Unit, the increase that shall occur in accordance with the foregoing on the first Company Record Date that occurs on or after the Effective Date shall be the foregoing product of (i) and (ii) above, multiplied by a fraction, the numerator of which shall be the number of days that such Class A-1 Unit was outstanding up to and including such first Company Record Date, and the denominator of which shall be the total number of days in the period from but excluding the immediately preceding Company Record Date to and including such first Company Record Date (related to a CORR distribution).
“Preferred Return Per Class A-2 Unit” means, with respect to each Class A-2 Unit outstanding on a specified Company Record Date (related to a CORR distribution), an amount initially equal to zero at the Effective Date, and increased cumulatively on each Company Record Date by an amount equal to the product of (i) (A) the cash dividend per share of CORR Series B Preferred Stock declared by CORR for holders of CORR Series B Preferred Stock, including pursuant to Section 4.3(c)(ii), on such Company Record Date, including any special distributions, plus, (B) the value of any Paid-in-Kind dividend received on such Class A-2 Unit determined in accordance with Section 4.3(e), multiplied by (ii) the Adjustment Factor for the Class A-2 Units in effect on such Company Record Date; provided, however, that, for each Class A-2 Unit, the increase that shall occur in accordance with the foregoing on the first Company Record Date that occurs on or after the Effective Date shall be the foregoing product of (i) and (ii) above, multiplied by a fraction, the numerator of which shall be the number of days that such Class A-2 Unit was outstanding up to and including such first Company Record Date, and the denominator of which shall be the total number of days in the period from but excluding the immediately preceding Company Record Date to and including such first Company Record Date (related to a CORR distribution).
“Preferred Return Per Class A-3 Unit” means, with respect to each Class A-3 Unit outstanding on a specified Company Record Date (related to a CORR distribution) occurring prior to a CORR Class B Common Stock Conversion, an amount initially equal to zero at the Effective Date, and increased cumulatively on each Company Record Date by an amount equal to the product of (i) the cash dividend per share of CORR Class B Common Stock declared by CORR for holders of CORR Class B Common Stock on such Company Record Date, including any special distributions, multiplied by (ii) the Adjustment Factor for the Class A-3 Units in effect on such Company Record Date; provided, however, that, for each Class A-3 Unit, the increase that shall occur in accordance with the foregoing on the first Company Record Date that occurs on or after the Effective Date shall be the foregoing product of (i) and (ii) above, multiplied by a fraction, the numerator of which shall be the number of days that such Class A-3 Unit was outstanding up to and including such first Company Record Date, and the denominator of which shall be the total number of days in the period from but excluding the immediately preceding Company Record Date to and including such first Company Record Date (related to a CORR distribution). Subsequent to the CORR Class B Common Stock Exchange, clause (i) above shall be deemed to refer to the dividend per share of CORR Common Stock declared by CORR for holders of CORR Common Stock.
“Regulatory Allocations” shall have the meaning assigned to such term in Section 4.2(e).
“Rules” shall have the meaning assigned to such term in Section 12.10(a).
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Sharing Ratio” shall mean, with respect to any Member, the number of Units owned by such Member divided by the total number of Units outstanding as of the relevant date of determination. The Sharing Ratios of the Members as of the Effective Date are set forth in Exhibit A. The Sharing Ratio of each Member shall be adjusted in accordance with Section 3.1(d).
“Stock Exchange Agreement” shall mean that certain Stock Exchange Agreement, entered into as of the 6th day of July, 2021, to be effective as of 11:59 p.m Central Time on June 30, 2021, by and among CORR and the Class A-1 Members.
“Subsidiary” or “Subsidiaries” with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization of which the management is directly or indirectly (through one or more intermediaries) controlled by such Person or 40% or more of the equity interests in which is directly or indirectly (through one or more intermediaries) owned by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Super-Majority Board Approval” shall mean the approval by an affirmative vote of Board of Managers representing no fewer than eighty-two (82%) percent of the outstanding Voting Interests, whether by vote at a regular or special meeting of the Board or by written proxy.
“Tax Adjustment” shall have the meaning assigned to such term in Section 5.8(c).
“Tax Matters Member” shall have the meaning assigned to such term in Section 5.7.
“Third Party” shall mean any Person (other than a Member, the Company and its Subsidiaries, and any transferee receiving Company Interests pursuant to a Permitted Transfer).
“Transfer” or any derivation thereof, shall mean any sale, assignment, conveyance, mortgage, pledge, granting of security interest in, or other disposition of a Company Interest or any asset of the Company, as the context may require.
“Transfer Agreement” shall have the meaning assigned to such term in Section 12.3(d).
“Transfer Closing” shall have the meaning assigned to such term in Section 12.3(g).
“Transfer Closing Date” shall have the meaning assigned to such term in Section 12.3(g).
“Treasury Regulation(s)” shall mean regulations promulgated by the United States Treasury Department under the Code.
“Unit” shall mean a unit of a membership interest in the Company representing, as the context shall require, any Company Interest, as well as any other class or series of Units created pursuant to Section 3.2.
“Unrealized Gain” attributable to any item of Company property shall mean, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.1(b)(v) as of such date).
“Unrealized Loss” attributable to any item of Company property shall mean, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.1(b)(v), as of such date) over (b) the Fair Market Value of such property as of such date.
“Voting Interests” shall mean the outstanding Class C-1 Units of the Company. For the avoidance of doubt, the Class C-1 Units shall be the only voting Units of the Company.
Any capitalized term used in this Agreement but not defined in this Section 2.1 shall have the meaning assigned to such term elsewhere in this Agreement.
Section 2.2.References and Titles. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word “including” (in its various forms) means including without limitation.
Article III.CAPITALIZATION
Section 3.1.Classes and Series of Company Interests.
(a)The Company Interests shall consist of five classes of Company Interests, designated as “Class A-1 Units,” “Class A-2 Units,” “Class A-3 Units,” “Class B-1 Units” and “Class C-1 Units.” Each class of Company Interests shall have the rights, powers, obligations, restrictions and limitations accorded such class as are set forth in this Agreement. Neither the Units previously issued, nor the Units issued hereunder shall be certificated unless otherwise determined by the Board. A total of 1,755,573.0 Class A-1 Units, 2,460,411.0 Class A-2 Units, and 2,450,142.5 Class A-3 Units are hereby authorized for issuance, a total of 10,000.0 Class B-1 Units are hereby authorized for issuance, and a total of 1,000,000.0 Class C-1 Units are hereby authorized for issuance. A Member may own one or more classes or series of Units, and the ownership of one class or series of Units shall not affect the rights, privileges, preferences or obligations of a Member with respect to the other class or series of Units owned by such Member. Any reference herein to a holder of a class of Units shall be deemed to refer to such holder only to the extent of such holder’s ownership of such class or series of Units. Notwithstanding anything to the contrary in this Agreement, any Units issued to CORR subsequent to the date hereof shall be Class B-1 Units, and any Units acquired by CORR or any Affiliate of CORR from any Grier Member, shall automatically be converted to a Class B-1 Unit.
(b)On February 4, 2021, the Company issued:
(i)1,652,000 Class A-1 Units in the aggregate to the Grier Members as set forth in consideration for the conversion and retirement of certain of the prior Class C Units issued under the Prior Agreement held by the Grier Members on and prior to February 4, 2021, which for the purposes of this Agreement, were deemed to have a Fair Market Value in an amount equal to $41,300,000. Upon CPUC Approval, the Class A-1 Units were to be exchangeable for CORR Series C Preferred Stock. However, in accordance with the Stock Exchange Agreement, the Class A-1 Members have agreed to eliminate their right to receive CORR Series C Preferred Stock in exchange for Class A-1 Units, in consideration for each Class A-1 Member instead to have the right to receive depositary shares representing CORR Series A Preferred Stock. The number of depositary shares representing such CORR Series A Preferred Stock each Class A-1 Member is to receive for each Class A-1 Unit shall be calculated using the Forced Exchange Rate (as that term is defined in the Stock Exchange Agreement);
(ii) 2,436,000 Class A-2 Units in the aggregate to the Grier Members as set forth in consideration for the conversion and retirement of certain of the prior Class C Units issued under the Prior Agreement held by the Grier Members on and prior to February 4, 2021, which for the purposes of this Agreement, were deemed to have a Fair Market Value in an amount equal to $60,900,000;
(iii)2,450,000 Class A-3 Units in the aggregate to the Grier Members as set forth on Exhibit A in consideration for the conversion and retirement of certain of the prior Class C Units issued under the Prior Agreement held by the Grier Members on and prior to February 4, 2021, which for the purposes of this Agreement, were deemed to have a Fair Market Value in an amount equal to $17,200,000;
(iv) 10,000 Class B-1 Units to CORR, and which, for the purposes of this Agreement, shall have a Fair Market Value in an amount equal to $117,000,000;
(v)505,000 Class C-1 Units in the aggregate to the Grier Members as set forth on Exhibit A, and which, for the purposes of this Agreement, shall represent 50.5% of the Voting Interests of the Company; and
(vi)495,000 Class C-1 Units to CORR, and which, for the purposes of this Agreement, shall represent 49.5% of the Voting Interests of the Company.
(c)On June 30, 2021, the Company issued an additional 16,240 Class A-2 Units in the aggregate to the Grier Members as a Paid-in-Kind Distribution in accordance with Section 4.3(e).
(d)Additional Persons may be admitted to the Company as new Members only as provided in this Agreement.
(e)As of the Effective Date, the Class A-1 Units, Class A-2 Units, Class A-3 Units, Class B-1 Units and Class C-1 Units, and the respective Sharing Ratios, Class A-1 Sharing Ratios, Class A-2 Sharing Ratios, Class A-3 Sharing Ratios, and Class B-1 Sharing Ratios held by each Member are set forth on Exhibit A attached hereto. Exhibit A shall be amended by the Board from time to time to reflect changes and adjustments resulting from (i) the admission of any new Member, (ii) any Transfer in accordance with this Agreement, (iii) any additional Paid-in-Kind Distributions and/or (iv) any Capital Contributions made or additional Company Interests issued, in each case as permitted by this Agreement (provided, that a failure to reflect such change or adjustment on Exhibit A shall not prevent any otherwise valid change or adjustment from being effective). Any reference in this Agreement to Exhibit A shall be deemed a reference to Exhibit A as amended in accordance with this Section 3.1(d) and in effect from time to time.
Section 3.2.Issuances of Additional Securities.
(a)The Company may issue additional Company Interests, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or instruments convertible into Company Interests, or any other type of equity security that the Company may lawfully issue (“Additional Equity Securities”) with the approval of the Board, acting with Super-Majority Board Approval.
(b)The Board, acting with Super-Majority Board Approval, is hereby authorized to cause the Company and/or its Subsidiaries to issue any unsecured or secured Debt obligations of the Company (collectively with the Additional Equity Securities, ”Company Securities”).
(c)Additional Equity Securities may be issuable in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers and duties senior to existing classes and series of Company Securities, all as shall be fixed by the Board, acting with Super-Majority Board Approval, in the exercise of its sole and complete discretion, subject to Delaware law and the terms of this Agreement, including (i) the allocations of items of Company income, gain, loss and deduction to each such class or series of Company Securities; (ii) the right of each such class or series of Company Securities to share in Company distributions; (iii) the rights of each such class or series of Company Securities upon dissolution and liquidation of the Company; (iv) whether such class or series of additional Company Securities is redeemable by the Company and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Company Securities may be redeemed by the Company; (v) whether such class or series of additional Company Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Company Securities may be converted into any other class or series of Company Securities; (vi) the terms and conditions upon which each such class or series of Company Securities will be issued and assigned or Transferred; and (vii) the right, if any, of each such class or series of Company Securities to vote on Company matters, including matters relating to the relative rights, preferences and privileges of each such class or series.
(d)Company Securities may be issued to such Persons for such consideration and on such terms and conditions as shall be established by the Board, acting with Super-Majority Board Approval, in its sole discretion, and the Board, acting with Super-Majority Board Approval, shall have sole discretion, subject to the guidelines set forth in this Section 3.2 and the requirements of the Act, in determining the consideration and terms and conditions with respect to any future issuance of Company Securities.

(e)The Board is hereby authorized and directed to take all actions that it deems appropriate or necessary in connection with each issuance of Company Securities pursuant to this Section 3.2 and to amend this Agreement in any manner which it deems appropriate or necessary without the joinder of any Member to provide for each such issuance, to admit additional Members in connection therewith and to specify the relative rights, powers and duties of the holders of the Company Securities being so issued. The Board shall do all things necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Company Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.
(f)The Board may be advised by the CORR Board of Directors that distributions payable pursuant to Section 4.3 of this Agreement should be paid in kind by the payment of a Paid-in-Kind Distribution rather than in cash. When so advised, the Board is hereby expressly authorized and directed to issue such additional Units as part of the recommended Paid-in-Kind Distribution and to amend Exhibit A to this Agreement to reflect such issuance of additional Units.
Section 3.3.Capital Contributions.
(a)No Member shall be required to make any Capital Contributions to the Company, and such Members shall have the right to make Capital Contributions as set forth in this Section 3.3 or as otherwise agreed to in writing by such Member.
(b)Capital Calls
(i)After the Effective Date, the CORR Managers, may, in their sole discretion, determine that additional Capital Contributions are necessary for the conduct of the Company’s business (any such additional Capital Contributions called from the Capital Members by the Board, being hereinafter referred to as an “Additional Call Amount”). In connection with determining that an Additional Call Amount is necessary, the CORR Managers shall (A) issue Class B-1 Units (the “Additional Call Units”) to the Capital Members in the event such Capital Members actually fund Capital Contributions in respect of such Additional Call Amount (the “Contributing Members”) and (B) determine the Fair Market Value of each Class B-1 Unit of such Additional Call Units (the “Additional Call Unit FMV”). Grier shall have the right to acquire such Additional Call Units in an amount equal to (i) the number of Additional Call Units offered multiplied by (ii) a fraction (A) the numerator of which is the number of Class C-1 Units held by Grier and (B) the denominator of which is the number of Class C-1 Units held by all Members (for each Capital Member, the “Class C-1 Ratio”). Should Grier desire to exercise such right, Grier shall give notice thereof to the Company within thirty (30) days following receipt of a notice from the Company of its intent to issue Additional Call Units (a “Preemptive Right Response”). Absent receipt of a Preemptive Right Response from Grier within such 30-day period, the

Company shall be entitled to assume that such Member has elected not to exercise its rights under this Section 3.3.
(ii)Upon the funding of any Capital Contribution by a Contributing Member, such Contributing Member shall be issued a number of Additional Call Units equal to the amount of the Capital Contribution made by such Member divided by a price per Additional Call Unit equal to the Additional Call Unit FMV. Exhibit A and the books and records of the Company shall be thereafter amended accordingly to reflect the funding of any Capital Contributions by a Contributing Member and the issuance of any Units in connection therewith, including any upward or downward adjustments to the Sharing Ratios of the Members in the event a Member does not elect to make a Capital Contribution and a Contributing Member increases its Capital Contribution amount in accordance with Section 3.3(b)(i).
Section 3.4.Return of Contributions. No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or to be repaid any capital contributed by such Member except as otherwise specifically provided in this Agreement.
Article IV.ALLOCATIONS AND DISTRIBUTIONS
Section 4.1.Allocations of Net Profits and Net Losses. After giving effect to the allocations under Section 4.2, the Members shall share Company Net Profits and Net Losses and all related items of income, gain, loss, deduction and credit for federal income tax purposes as follows:
(a)Net Profits and Net Losses for each fiscal year shall be allocated among the Members in such manner as shall cause the Capital Accounts of each Member to equal, as nearly as possible, (i) the amount such Member would receive if all assets on hand at the end of such year were sold for cash at the Carrying Values of such assets, all liabilities were satisfied in cash in accordance with their terms (limited in the case of Member Nonrecourse Debt and Company Nonrecourse Liabilities to the Carrying Value of the assets securing such liabilities), and any remaining or resulting cash was distributed to the Members under Section 4.3(b), minus (ii) an amount equal to such Member’s allocable share of Minimum Gain as computed immediately prior to the deemed sale in clause (i) above in accordance with the applicable Treasury Regulations.
(b)The Board shall make the foregoing allocations as of the last day of each fiscal year; provided, however, that if during any fiscal year of the Company there is a change in any Member’s Company Interest, the Board shall make the foregoing allocations as of the date of each such change in a manner which takes into account the varying interests of the Members and in a manner the Board reasonably deems appropriate.
Section 4.2.Special Allocations.

(a)Notwithstanding any of the provisions of Section 4.1 to the contrary:
(i)If during any fiscal year of the Company there is a net increase in Minimum Gain attributable to a Member Nonrecourse Debt that gives rise to Member Nonrecourse Deductions, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Member Nonrecourse Debt and then, if necessary, a pro-rata portion of the Company’s other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Member Nonrecourse Debt in the subsequent year) equal to such Member’s share of Member Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.
(ii)If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities, each Member shall be allocated items of Company income and gain for such year (consisting first of gain recognized from the Transfer of Company property subject to one or more Company Nonrecourse Liabilities and then, if necessary, a pro-rata portion of the Company’s other items of income and gain, and if necessary, for subsequent years) equal to such Member’s share of such net decrease (except to the extent such Member’s share of such net decrease is caused by a change in debt structure with such Member commencing to bear the economic risk of loss as to all or part of any Company Nonrecourse Liability or by such Member contributing capital to the Company that the Company uses to repay a Company Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations. Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Sharing Ratios to the extent permitted by the Treasury Regulations.
(iii)If for any fiscal year of the Company there is a net decrease in Minimum Gain attributable to a Member Nonrecourse Debt, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company income and gain for such year (consisting first of gain recognized from the Transfer of Company property subject to Member Nonrecourse Debt, and then, if necessary, a pro-rata portion of the Company’s other items of income and gain, and if necessary, for subsequent years) equal to such Member’s share of such net decrease (except to the extent such Member’s share of such net decrease is caused by a change in debt structure such that the Member Nonrecourse Debt becomes partially or wholly a Company Nonrecourse Liability or by the Company’s use of capital contributed by such Member to repay the Member Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

(b)The Net Losses allocated pursuant to this Article IV shall not exceed the maximum amount of Net Losses that can be allocated to a Member without causing or increasing a deficit balance in the Member’s Adjusted Capital Account balance. All Net Losses in excess of the limitations set forth in this Section 4.2(b) shall be allocated to Members with positive Adjusted Capital Account balances remaining at such time in proportion to such positive balances.
(c)In the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in such Member’s Adjusted Capital Account, items of Company income and gain shall be allocated to that Member in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.
(d)In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any allocation period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided, that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided for in this Article IV have been tentatively made as if Section 4.2(c) and this Section 4.2(d) were not in this Agreement.
(e)If, as a result of an exercise of a non-compensatory warrant, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3) (as such Treasury Regulations may be amended or modified), the Company shall make corrective allocations pursuant to Proposed Treasury Regulations Section 1.704-1(b)(4)(x), as such Treasury Regulations may be amended or modified.
(f)The allocations set forth in subsections (a) through (e) of this Section 4.2 (collectively, the ”Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 4.2(f). Therefore, notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Board shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, the net amount of allocations to each Member is, to the extent possible, equal to the amount such Member would have been allocated if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 4.1 and the remaining subsections of this Section 4.2.
(g)In the event Units are issued to a Person and the issuance of such Units results in items of income or deduction to the Company, such items of income or deduction shall be allocated to the Members in proportion to the positive balances in their Capital Accounts immediately before the issuance of such Units.

Section 4.3.Distributions.
(a)The Company shall distribute Distributable Funds in accordance with Section 4.3(b) unless the Board, acting with Super-Majority Board Approval, determines otherwise.
(b)Subject to Section 4.3(a), at such times and in such amounts as are contemplated in the Budget and to the extent consistent (and to the extent commercially reasonable) with the distribution expectations set forth in the Initial Resolutions, the Company shall, unless the Board acting with Super-Majority Board Approval, determines otherwise, distribute Distributable Funds as follows, to the Members as of any Company Record Date:
(i)First, to the Class A-1 Members, in accordance with each such Member’s Preferred Return Per Class A-1 Unit with respect to all Class A-1 Units held by such Member, less the aggregate amount previously distributed with respect to such Member’s Class A-1 Units pursuant to this Section 4.3(b)(i);
(ii)Second, to the Class A-2 Members, in accordance with each such Member’s Preferred Return Per Class A-2 Unit with respect to all Class A-2 Units held by such Member, less the aggregate amount previously distributed with respect to such Member’s Class A-2 Units pursuant to this Section 4.3(b)(ii);
(iii)Third, to the Class A-3 Members, in accordance with each such Member’s Preferred Return Per Class A-3 Unit with respect to all Class A-3 Units held by such Member, less the aggregate amount previously distributed with respect to such Member’s Class A-3 Units pursuant to this Section 4.3(b)(iii);and
(iv)Fourth, to the Class B-1 Members, the remainder of the Distributable Funds.
(c)Notwithstanding any provision to the contrary contained in this Agreement, for any quarter in which there are no shares of either CORR Series B Preferred Stock or CORR Series A Preferred Stock issued and outstanding, the following shall apply:
(i)If no shares of CORR Series A Preferred Stock are issued and outstanding on a CORR Series A Dividend Payment Date, subject to the preferential rights of the holders of any class or series of equity securities of CORR ranking senior to the CORR Series A Preferred Stock (if the CORR Series A Preferred Stock were outstanding) as to dividends, the CORR Board of Directors shall consider whether the CORR Board of Directors would declare cash dividends at the rate of 7.375% per annum of the $25.00 liquidation preference per depositary share representing the CORR Series A Preferred Stock, out of funds legally available to CORR for the payment of such dividends, if shares of such CORR Series A Preferred Stock were outstanding. If the CORR

Board of Directors authorizes and CORR declares that a dividend would have been paid on the Series A Dividend Payment Date if such CORR Series A Preferred Stock were outstanding, the CORR Board of Directors shall designate the date that would have been the CORR Series A Dividend Record Date. For purposes of this Agreement and determining a Class A-1 Member’s Preferred Return Per Class A-1 Unit only, such date shall be considered a record date established by the CORR Board of Directors and such declaration shall be considered a cash dividend per share of CORR for holders of CORR Series A Preferred Stock.
(ii)If no shares of CORR Series B Preferred Stock are issued and outstanding on a CORR Series B Dividend Payment Date, subject to the preferential rights of the holders of any class or series of equity securities of CORR ranking senior to the CORR Series B Preferred Stock (if the CORR Series B Preferred Stock were outstanding) as to dividends, the CORR Board of Directors shall consider whether the CORR Board of Directors would declare cash dividends at the rate of 4.00% or 11.00% (if applicable) per annum, pursuant to the terms of the Articles Supplementary for the CORR Series B Preferred Stock of the $25.00 liquidation preference per share of the CORR Series B Preferred Stock, out of funds legally available to CORR for the payment of such dividends, if shares of such CORR Series B Preferred Stock were outstanding. If the CORR Board of Directors authorizes and CORR declares that a dividend would have been paid on the CORR Series B Dividend Payment Date if such CORR Series B Preferred Stock were outstanding, the CORR Board of Directors shall designate the date that would have been the CORR Series B Dividend Record Date. For purposes of this Agreement and determining a Class A-2 Member’s Preferred Return Per Class A-2 Unit only, such date shall be considered a record date established by the CORR Board of Directors and such declaration shall be considered a cash dividend per share of CORR for holders of CORR Series B Preferred Stock.
(iii)No dividends on the CORR Series B Preferred Stock or CORR Series A Preferred Stock will be deemed to have been declared or paid or set apart for payment by CORR pursuant to Sections 4.3(c)(i) and (ii) at such time as the terms and provisions of any agreement of CORR, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment would be restricted or prohibited by law if such CORR Series B Preferred Stock or CORR Series A Preferred Stock were outstanding.
(iv)Further, the deemed declarations made by the CORR Board of Directors pursuant to Sections 4.3(c)(i) and (ii) shall be subject to Section 9 (relating to “Ranking”) of the form of Articles Supplementary for each of the

CORR Series B Preferred Stock or CORR Series A Preferred Stock as if such CORR Series B Preferred Stock or CORR Series A Preferred Stock were outstanding.
(d)Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall make a distribution to any Member if such distribution would violate the Act or other applicable law.
(e)Paid-in-Kind Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the distribution under Section 4.3(b)(ii) above to the Class A-2 Members may, upon the approval of the CORR Board of Directors and the Board, be paid in kind, instead of cash (“Paid-in-Kind Distribution”). When so elected by the CORR Board of Directors and by the Board, a Paid-in-Kind Distribution shall result in an incremental issuance of additional Class A-2 Units to the Class A-2 Members. The number of Class A-2 Units to be issued shall be determined based on the dollar value of the Paid-in-Kind Distribution and the value of the Class A-2 Units, determined by taking the calculated dollar value for the partial-period dividend accrued over the applicable number of days on the Class A-2 Units, and dividing it by $25.00 per share (for the stated value of the CORR Series B Preferred Stock).
Section 4.4.Income Tax Allocations.
(a)Except as provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for Capital Account purposes under Section 4.1 and Section 4.2.
(b)The Members recognize that with respect to Adjusted Property, there will be a difference between the Carrying Value of such property at the time of contribution or revaluation and the adjusted tax basis of such property at the time. All items of tax depreciation, cost recovery, amortization, amount realized and gain or loss with respect to such Adjusted Property shall be allocated among the Members to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Code Sections 704(b) and 704(c) and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under Code Sections 704(b) or 704(c) shall be allocated in the same manner as such gain or loss would be allocated for Capital Account purposes under Section 4.1 and Section 4.2. In making such allocations under Code Section 704(c), income, gain deduction and loss with respect to Company property having a Carrying Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members in order to account for any such difference using the “traditional method with curative allocations” pursuant to Treasury Regulations Section 1.704-3(c), with the curative allocations limited to allocations of depreciation and amortization, or such other method or methods as determined by Super-Majority Board Approval to be appropriate and in accordance with the applicable Treasury Regulations.
(c)All recapture of income tax deductions resulting from the Transfer of Company property shall, to the maximum extent possible, be allocated to the Member to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the Transfer of such property (taking into account the effect of curative allocations). For this purpose, deductions that were allocated as a component of Net Profit or Net Loss shall be treated as if allocated in the same manner as the allocation of the related Net Profit or Net Loss.
Article V.MANAGEMENT AND RELATED MATTERS
Section 5.1.Power and Authority of Board.
(a)The Company shall be managed by a board of managers (the “Board”) consisting of four managers (each, a “Manager” and collectively, the “Managers”). Managers need not be Members.
(i)The Grier Members shall appoint two Managers (the “Crimson Managers”), and the Grier Members may remove and replace either or both Crimson Managers for any reason or no reason at any time and from time to time. The Grier Members shall have the right to designate one (1) person to represent each Crimson Manager at any Board meeting at which such Crimson Manager is unable to attend (each, an “Alternate Crimson Manager” and collectively, the “Alternate Crimson Managers”). The initial Crimson Managers are John D. Grier and Larry W. Alexander.
(ii)CORR shall appoint two Managers (the “CORR Managers”) and may remove and replace either or both CORR Managers for any reason or no reason at any time and from time to time. CORR shall have the right to designate one (1) person to represent each CORR Manager at any Board meeting at which such CORR Manager is unable to attend (each, an “Alternate CORR Manager” and collectively, the “Alternate CORR Managers”). The initial CORR Managers are David J. Schulte and Todd Banks.
(iii)The term “Manager” shall also refer to any Alternate Crimson Manager or Alternate CORR Manager that is actually performing the duties of the applicable Manager in lieu of that Manager.
(iv)Each of CORR and the Grier Members shall have the right, but not the obligation, to transfer their right to appoint Board managers as provided in Section 5.1(a)(i) and (ii) hereof to any Person to whom CORR, on the one hand, or the Grier Members, on the other hand, Transfers all of the Company Interests held by such Person or Persons in accordance with the terms of this Agreement.

(b)Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Board, and the Members shall have no right of control over the business and affairs of the Company. In addition to the powers now or hereafter granted to the Managers under the Act or which are granted to the Board under any other provision of this Agreement, the Board shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company in the name of the Company. At their initial meeting, the CORR Managers and the Crimson Managers shall adopt the resolutions attached hereto as Exhibit G (the “Initial Resolutions”), and the Initial Resolutions shall guide the work of the Managers at all times that this Agreement remains effective.
(c)Each Manager serving on the Board shall have voting power equal to one half of the Voting Interests held at the time of such vote by the Member who appointed such Manager. Except as otherwise provided expressly provided in paragraphs (d), (e), and (l) below, the business of the Company presented at any meeting of the Board (and all matters subject to “approval of the Board” and the like hereunder) shall be decided by Majority Board Approval.
(d)Notwithstanding paragraph (c) above but subject to paragraphs (e), and (l) below, the Company (and the officers, employees, and agents acting on behalf of the Company) shall not, either acting on its own behalf or when acting as controlling equity-holder of any of its Subsidiaries (and the officers, employees, and agents acting on the Company’s behalf in such capacity) shall not permit such Subsidiaries to, do any of the things described in clauses (i) - (xxix) below without Super-Majority Board Approval (it being acknowledged that the below items are not intended to be an exclusive statement of all of the other actions of the Board that require Majority Board Approval or approval of the Members, and such provisions are in addition to any and all other requirements imposed by other provisions of this Agreement):
(i)adopt or amend any Approved Budget, or incur expenses or disburse funds for any of such purposes prior to the adoption of such Approved Budget by the Managers as required hereby (except for any actions that the Crimson Managers, in their reasonable discretion, deem necessary or appropriate in the case of an Emergency; provided, that the Crimson Managers shall notify the CORR Managers within 48 hours of the occurrence of any Emergency and shall provide a written report to the CORR Managers with respect thereto as soon as practicable of the occurrence of such Emergency setting forth the nature of the Emergency, the corrective action taken or proposed to be taken, and the actual or estimated cost and expense associated with such corrective action) or revise, rescind, or violate the Initial Resolutions;
(ii)approve, grant or enter into an agreement or arrangements for any payment or grant of, annual compensation or benefits to officers or other executive employees of the Company or any of its Subsidiaries or the payment of any severance amounts upon termination of such officers or employees, including entering into employment agreements, severance agreements, adopting stock option plans or employee benefit plans, or granting options or benefits to any such Persons under any existing plans;
(iii)except with respect to Non-Discretionary Capital, the incurrence of any additional expenditures exceeding the total amount of expenditures (on an annual basis) set forth in the Approved Budget by more than ten percent (10%); provided, the Board will notify the Members no less than forty-five (45) days after the end of each quarter during such period that, after taking into account the actual year-to-date Budgeted Expenses incurred by the Company at the end of such quarters, it is reasonably projected that the Budgeted Expenses for the remainder of such period will exceed the budgeted amount for all such expenses set forth in the Approved Budget;
(iv)unless, previously approved in an Approved Budget, enter into any agreements or other arrangements with respect to, or make any payments, incur any expenses or disburse any funds for:
(A)any Capital Project, the completion or full capitalization of which can reasonably be expected to require the Company or any of its Subsidiaries to (i) expend, in the aggregate, in excess of $5,000,000 or (ii) issue a capital call to existing Members or issue equity to any third party; or
(B)to the extent not otherwise subject to approval under the preceding clause (A), the acquisition, directly or indirectly, of any assets or securities of any Person with an aggregate purchase price in excess of $5,000,000;
(v)approve, agree or consent to or make or enter into any agreement, transaction or take any other action the effect of which is to cause, any fundamental change in the scope or purpose of the business of the Company or any of its Subsidiaries, including the following: (A) any material change in the Company’s or any of its Subsidiaries’ operating strategies or in the geographic locations or methods of conducting their respective businesses; (B) any merger or consolidation or amalgamation, or liquidation, winding-up or dissolution, or Transfer of, in one transaction or a series of transactions, all or any material part of their respective businesses or assets, whether now owned or hereafter acquired; (C) the institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent to the institution of bankruptcy or insolvency proceedings or the filing of a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy, or the consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official, or an assignment for the benefit of creditors, or, except as may be required by any fiduciary obligation of the Board or as may be required by applicable law, the admission in writing of inability to pay debts generally as they become due, or any corporate action in furtherance of any such action; or (D) any voluntary withdrawal as a general partner or relinquishment of rights as a controlling equity-holder of any Subsidiary;
(vi)issue any Company Interest, Company Security or any equity or debt interest in any of its Subsidiaries (or admit any new Members in the Company or equity owners of any Subsidiaries), other than repurchase any Company Interest, Company Security or any equity or debt interest in any of its Subsidiaries;
(vii)incur, create, authorize, issue, assume or suffer to exist any Debt or any liens related thereto, or authorize or permit any amendment, modification or change, or waiver of any right under, or voluntarily fail to perform obligations under (when the means for such performance is available), any agreement pertaining to such Debt, except: (A) Debt which is set forth in an Approved Budget; (B) Debt consisting of loans or advances among the Company and its Subsidiaries; (C) Excepted Liens; or (D) other Debt not to exceed $1,500,000 in any one transaction or series of related transactions;
(viii)enter into any transaction (including any purchase, sale, lease or exchange of property or assets or the rendering of any service) with any Member, any Affiliate of any Member, or any Affiliate of any officer or employee of the Company or any Subsidiary, or modify the terms of any prior transaction with any such Member or Affiliate (it being acknowledged that the Board will not approve any such transaction unless the terms thereof are no less favorable to the Company, or such Subsidiary, as the case may be, than would be obtained in a comparable arm’s-length transaction with unaffiliated Persons) other than such transactions as are expressly contemplated by this Agreement;
(ix)sell, lease or Transfer to any third-party, directly or indirectly, any assets in any one transaction or series of related transactions with expected proceeds to the Company in excess of $5,000,000, other than sales of products and services in the ordinary course of business;
(x)enter into or modify in any material respect any (A) hedge, swap, futures, option, or other derivative transactions or contracts, (B) long-term supply or purchase contracts involving consideration in excess of $2,500,000, or (C) “keep whole” commitments;
(xi)adopt or change accountants (from those selected by CORR) or accounting policies other than as necessary for such policies to be consistent with GAAP and Regulation S-X of the Securities Act or to preserve CORR’s real estate investment trust qualification;

(xii)determine the amount of Distributable Funds, the amount of the Liquidity Reserve or make any distributions of Distributable Funds (including pursuant to Section 4.3(b));
(xiii)file or settle any litigation, mediation or arbitration in which payments are expected to exceed $2,500,000;
(xiv)remove the Tax Matters Member pursuant to Section 5.7 or Company Representative pursuant to Section 5.8;
(xv)the adoption of any voluntary change in the tax classification for federal income tax purposes of the Company or any of its Subsidiaries;
(xvi)adjust the Members’ Capital Accounts to reflect a revaluation of the Company’s properties on its books upon the occurrence of an event specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) pursuant to Section 8.1(v);
(xvii)dissolve the Company pursuant to Section 9.1(b);
(xviii)permit the liquidator to distribute one or more properties in kind pursuant to Section 9.2(b);
(xix)permit any Transfer of a Company Interest except as may be permitted by Section 10.1(a);
(xx)accept any substituted Member pursuant to Section 10.1(d);
(xxi)determine Fair Market Value;
(xxii)enter into or modify in any material respect any material contract that provides revenue to the Company in excess of $10,000,000;
(xxiii)approve an IPO of any Company Interests or any equity interests of a Company Subsidiary;
(xxiv)commence any act that would constitute a Change of Control under this Agreement or a “change of control” as otherwise defined in any of the Company’s material contracts, except to the extent provided for in the CORR Purchase Agreement following receipt of CPUC Approval;
(xxv)take any action or fail to take any action which would negatively affect the ability of CORR to qualify or preserve its status as a real estate investment trust;
(xxvi)subject to Section 12.2, make any amendment of this Agreement;

(xxvii)form, empower or delegate to any committee of the Board any responsibility for any action listed in the foregoing clauses (i) – (xxvi), or change the composition or authority of a committee;
(xxviii) hire or fire the Chief Executive Officer, Chief Operating Officer, President, any Vice President, Treasurer or Secretary of the Company or its Subsidiaries; or
(xxix)enter into any agreement or commitment to undertake any act listed in the foregoing clauses (i) – (xxviii).
(e)Notwithstanding anything to the contrary herein:
(i)the Crimson Managers shall consult with the CORR Managers in advance with respect to all decisions regarding the ownership, management and operation of the CPUC Assets and which, but for this paragraph (e), would be subject to the consent of the CORR Managers or the Compensation Committee, as applicable, pursuant to Section 5.1(d) above or Section 5.1(l) below, but
(ii)John D. Grier is and shall remain in control of all decisions regarding such CPUC Assets.
(f)The Board may hold such meetings at such place and at such time as it may determine; provided that meetings of the Board shall occur at least once per fiscal quarter. Notice of a meeting shall be served not less than 24 hours before the date and time fixed for such meeting by confirmed e-mail or other written communication or not less than three (3) days prior to such meeting if notice is provided by overnight delivery service. Notice of a meeting need not be given to any Manager who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such Manager. A special meeting of the Board may be called by any Manager. Any Manager may participate in a meeting by telephone conference or similar communications. Any action required or permitted to be taken by the Board may be taken without a meeting if such action is evidenced in writing and signed by all of the members of the Board. At any meeting of the Board, the presence in person or by telephone or similar electronic communication of Managers representing at least 50% of the then-outstanding Voting Interests shall constitute a quorum; provided, that one CORR Manager and one Crimson Manager must be present at any meeting of the Board in person or by telephone or similar electronic communication in order to establish a quorum; and provided, further that the attendance of a CORR Manager or a Crimson Manager, as applicable, shall not be required to establish a quorum or to take any action in the event the CORR Managers or the Crimson Managers, as applicable, fail to attend any duly called meeting of the Board and, following the adjournment and re-calling of such meeting, a CORR Manager or a Crimson Manager, as applicable, again fails to attend such immediately subsequent meeting of the Board.

(g)Subject to Section 5.1(d), in accomplishing all of the foregoing and in fulfilling its obligations pursuant to this Agreement, the Board may, in its sole discretion, retain or use personnel, properties and equipment of Affiliates of the Company, or the Board may hire or rent those of third parties and may employ on a temporary or continuing basis outside accountants, attorneys, consultants and others on such terms as the Board deems advisable. No Person dealing with the Company shall be required to inquire into the authority of the Board to take any action or make any decision.
(h)The Board shall comply in all respects with the terms of this Agreement. The Board shall be obligated to perform the duties, responsibilities and obligations of the Board hereunder only to the extent that funds of the Company are available therefor. During the existence of the Company, each Manager serving on the Board shall devote such time and effort to the Company’s business as he deems necessary to manage and supervise Company business and affairs in an efficient manner.
(i)Each Manager shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by such Person in connection with such services.
(j)The Board may determine to conduct any Company operations indirectly through one or more Subsidiaries.
(k)No later than thirty (30) days prior to the end of each fiscal year, the Board, acting with Super-Majority Board Approval, shall determine the projected amount of cash necessary from time to time for the Company to satisfy working capital requirements, including any required expenditures for the forthcoming year in accordance with the Approved Budgets, taking into account projected future revenue and costs (such projected cash balance, the “Liquidity Reserve”). The Board will reevaluate the sufficiency of the Liquidity Reserve from time to time throughout the fiscal year, as necessary, and in any event prior to any approval of a distribution of Distributable Funds and may, acting with Super-Majority Board Approval, adjust the Liquidity Reserve.
(l)The Board shall establish a compensation committee the (“Compensation Committee”) for purposes of evaluating executive compensation and the granting of incentive equity awards. The Compensation Committee shall initially be composed of three (3) members, one (1) of which shall be appointed by the Grier Members and two (2) of which shall be appointed by CORR (one of which shall be designated by CORR as the chairman). The initial CORR-appointed members of the Compensation Committee shall be David J. Schulte and Todd Banks and the initial Grier Member-appointed member shall be John Grier. Each of CORR and the Grier Members may remove or replace their respective appointees to the Compensation Committee in their sole discretion at any time. The Compensation Committee shall hold meetings at such place and at such time as the chairman may reasonably determine. Notice of a meeting of the Compensation Committee shall be served not less than 24 hours before the date and time fixed for such meeting by confirmed e-mail or other written communication or not less than three (3) days prior to such meeting if notice is provided by overnight delivery service. Any member may participate in a meeting by telephone conference or similar communications. Any action required or permitted to be taken by the Compensation Committee may be taken without a meeting if such action is evidenced in writing and signed by all of the members of the Compensation Committee. At any meeting of the Compensation Committee, the presence in person or by telephone or similar electronic communication of one (1) CORR appointee and one (1) Grier Member appointee shall constitute a quorum; provided, that the attendance of a CORR-appointee or the Grier Member-appointee, as applicable, shall not be required to establish a quorum or to take any action in the event the CORR-appointees or the Grier Member-appointee, as applicable, fail to attend any duly called meeting of the Compensation Committee and, following the adjournment and re-calling of such meeting, a CORR-appointee or the Grier Member-appointee, as applicable, again fails to attend such immediately subsequent meeting of the Compensation Committee. Notwithstanding paragraphs (c) or (d) above, the Company (and the Managers, officers, employees, and agents acting on behalf of the Company) shall not, either acting on its own behalf or when acting as controlling equity-holder of any of its Subsidiaries (and the Managers, officers, employees, and agents acting on the Company’s behalf in such capacity) shall not permit such Subsidiaries to, take (i) any of the actions described in clause (ii) of paragraph (d) above or (ii) any other action related to compensation of the Company’s senior management team without approval of the majority of the members of the Compensation Committee; provided that such majority must include at least one (1) CORR-appointed member of the Compensation Committee. Any decisions made by the Compensation Committee shall take into account compensation programs established and maintained by CORR that benefit employees of the Company.
Section 5.2.Duties of Managers. Each Manager may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the Board. The Board may consult with legal counsel, accountants, appraisers, consultants, investment bankers and other consultants and advisers selected by it and any act taken or omitted in good faith reliance upon the opinion of such Persons as to matters that the Managers reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. Neither the Board nor any individual Manager shall be responsible or liable to the Company or any Member for any mistake, action, inaction, misconduct, negligence, fraud or bad faith on the part of any Person delivering such document, advice or opinion as provided in this Section 5.2 unless, with respect to an individual Manager only, such Manager had knowledge that such Person was acting unlawfully or engaging in fraud.
Section 5.3.Officers.
(a)Designation. The Board, acting with Super-Majority Board Approval, may, from time to time, designate individuals (who need not be a Manager) to serve as officers of the Company. The officers may, but need not, include a president and chief executive officer, a chief operating officer, a treasurer, one or more vice presidents and a secretary. Any two or more offices may be held by the same Person.
(b)Duties of Officers. Each officer of the Company designated hereunder shall devote such time to the Company’s business as he deems necessary to manage and supervise Company business and affairs in an efficient manner.
(i)The Chief Executive Officer, subject to the control and direction of the Board, shall in general supervise and control all of the business and affairs of the Company and perform all duties and exercise all powers usually appertaining to the office of the chief executive officer, subject to the provisions of applicable law and this Agreement. The Chief Executive Officer may sign, with a secretary or any other proper officer of the Company thereunto authorized by the Board, any contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. John D. Grier is the Chief Executive Officer of the Company as of the Effective Date.
(ii)The President shall assist in the supervision and control of the business and affairs of the Company in such manner as the Board shall determine. The President may sign, with a secretary or any other proper officer of the Company thereunto authorized by the Board, any contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. As between the Chief Executive Officer and President, the Chief Executive Officer shall be the more senior officer and the President shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability, unless otherwise determined by the Chief Executive Officer or the Board. Larry W. Alexander is the President of the Company as of the Effective Date.
(iii)The Chief Operating Officer, subject to the control and direction of the Board, shall in general supervise and control all of the business and affairs of the Company and perform all duties and exercise all powers usually appertaining to the office of the chief operating officer, subject to the provisions of applicable law and this Agreement. The Chief Operating Officer may sign, with a secretary or any other proper officer of the Company thereunto authorized by the Board, any contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. As between the Chief Executive Officer, the President and the Chief Operating Officer, the Chief Executive Officer and the President shall be the more senior officers and the Chief Operating Officer shall perform the duties and exercise the powers of the Chief Executive Officer and/or the President in the event of the Chief Executive Officer’s and/or the President’s absence or disability, unless otherwise determined by the Chief Executive Officer, the President or the Board. Larry W. Alexander is the Chief Operating Officer of the Company as of the Effective Date.
(iv)The Vice Presidents (if any) shall perform such duties and exercise the powers as the Chief Executive Officer or the President may assign or delegate to them from time to time.
(v)The Secretary (if any) shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable; and have authority to attest to the signatures of the Chief Executive Officer, the President, the Chief Operating Officer or the Vice Presidents and shall generally perform all duties usually appertaining to the office of secretary of a corporation. Robert Waldron is the Secretary of the Company as of the Effective Date.
(vi)Any other officer appointed by the Board shall have such authority and responsibilities as the Board, the Chief Executive Officer, the President or the Chief Operating Officer may delegate to such officer from time to time.
(c)Term of Office; Removal; Filling of Vacancies.
(i)Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office.
(ii)Any officer, other than the Chief Executive Officer, may be removed at any time by the Board, and the Chief Executive Officer may be removed at any time by the Board, acting with Super-Majority Board Approval, whenever in its judgment the best interests of the Company will be served thereby, subject to the terms of any employment agreement between the Company and such officer. Designation of an officer shall not of itself create any contract rights in favor of such officer.
(iii)If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board, acting with Super-Majority Board Approval.
Section 5.4.Acknowledged and Permitted Activities.
(a)Crimson Member Activities. The Company and the Members recognize that John D. Grier and his Affiliates own and will own substantial equity interests in those companies listed on Exhibit B that participate in the energy industry (“Grier

Companies”) and have entered and will enter into management services agreements with such Grier Companies. The Company and the Members acknowledge and agree that:
(i)John D. Grier and his Affiliates (A) shall not be prohibited or otherwise restricted by their relationship with the Company and its Subsidiaries from engaging in the business of operating or investing in such Grier Companies, entering into agreements to provide services to such companies or acting as directors or advisors to, or other principals of, such Grier Companies, and (B) shall not have any obligation to offer the Company or its Subsidiaries any Designated Business Opportunity; provided, however, that in no event may any of the Grier Companies acquire a new business or expand its existing business to the extent such new or expanded business competes, directly or indirectly, with the business operated by the Company and its Subsidiaries and; provided, further, that, for the avoidance of doubt, nothing in this Agreement shall restrict the Grier Companies’ right to acquire, invest in, or otherwise pursue any Designated Business Opportunity; and
(ii)the Company and the Members hereby renounce any interest or expectancy in any Grier Companies or any Designated Business Opportunity pursued by John D. Grier and his Affiliates, and waive any claim that any such Designated Business Opportunity constitutes a corporate, partnership or other business opportunity of the Company or any of its Subsidiaries.
For the avoidance of doubt, nothing in this Section 5.4(b) shall be deemed to approve, on behalf of the Company or any of its Subsidiaries, any contract or agreement between the Company or any of its Subsidiaries on the one hand and any of the Grier Companies on the other hand.
Section 5.5.Tax Elections and Status.
(a)The Board shall make such tax elections on behalf of the Company as are necessary or appropriate in order to permit CORR to maintain its REIT status.
(b)The Members agree to classify the Company as a partnership for income tax purposes. Therefore, any provision hereof to the contrary notwithstanding, solely for income tax purposes, each of the Members hereby recognizes that the Company, so long as it has at least two Members, shall be subject to all provisions of subchapter K of Chapter 1 of Subtitle A of the Code and, to the extent permitted by law, any comparable state or local income tax provisions. Neither the Company, any Member, nor any Manager shall file an election to classify the Company as an association taxable as a corporation for income tax purposes.
(c)The Members agree that all decisions relating to the taxes and accounting of the Company shall be made in a manner so as not to negatively affect the ability of CORR to qualify as a real estate investment trust, as determined by the CORR Managers, in their reasonable discretion.

Section 5.6.Tax Returns. The Company shall deliver necessary tax information to each Member after the end of each fiscal year of the Company. Not less than thirty (30) days prior to the date (as extended) on which the Company intends to file its federal income tax return or any state income tax return, the return proposed by the Board to be filed by the Company shall be furnished to the Members for review; provided, however, that an IRS Form K-1 or a good faith estimate of the amounts to be included on such IRS Form K-1 for each Member shall be sent to each Member on or before March 31 of each year. In addition, not more than ten (10) days after the date on which the Company files its federal income tax return or any state income tax return, a copy of the return so filed shall be furnished to the Members.
Section 5.7.Tax Matters Member. For all tax years ending on or before December 31, 2017, John D. Grier shall be the tax matters member under Code Section 6231 (in such capacity, the “Tax Matters Member”). The Tax Matters Member may be removed and replaced by Super-Majority Board Approval at any time for any reason. The Tax Matters Member is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Code or Treasury Regulations issued thereunder. The Tax Matters Member shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member shall keep the Members informed as to the status of any audit of the Company’s tax affairs, and shall take such action as may be necessary to cause any Member so requesting to become a “notice partner” within the meaning of Code Section 6223. Without first obtaining the Super-Majority Board Approval, the Tax Matters Member shall not, with respect to Company tax matters: (a) enter into a settlement agreement with respect to any tax matter that purports to bind Members, (b) intervene in any action pursuant to Code Section 6226(b)(5), (c) enter into an agreement extending the statute of limitations, or (d) file a petition pursuant to Code Section 6226(a) or 6228. If an audit of any of the Company’s tax returns shall occur, the Tax Matters Member shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company’s tax returns without the prior written consent of each such affected Member.
Section 5.8.Budget Act.
(a)For all tax years beginning after December 31, 2017, the Members hereby designate CORR as the “partnership representative” as such term is defined in Section 6223(a) of the Code, as revised by the Bipartisan Budget Act of 2015, H.R. 1314 (the “Budget Act”) (the “Company Representative”). The Company Representative may be removed and replaced by Super-Majority Board Approval at any time for any reason. If the Company Representative is not a natural person, then an officer of the Company Representative shall be designated as the “designated individual” within the meaning of the Treasury Regulation Section 301.6223-1. For all tax years beginning after December 31, 2017, the Members shall continue to have all the rights that they had during all tax years ending on or before December 31, 2017 pursuant to Section 5.8, and the Company

Representative shall take any necessary action to ensure such rights to such Members. The Company Representative shall give prompt written notice to each other Member (including a former Member) of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent’s report, any notice of a thirty (30) day appeal letter, and any notice of a deficiency in Tax concerning the Company’s federal income tax return. Following commencement of any audit, examination, or proceeding that could result in an adjustment to the tax items recognized by any Member or any former Member (including as a result of having an impact on a subsequent year), the Company Representative shall keep each such Member or former Member reasonably and promptly informed of any significant matter, event, or proceeding in connection with such audit, examination, or proceeding (including periodic updates regarding the status of any negotiations between the Internal Revenue Service and the Company). The Company Representative shall take no action without the authorization of the Board, other than such action as may be required by law. Without the Super-Majority Board Approval, the Company Representative shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any federal, state or local tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any fiscal year of the Company, or take any other material action relating to any federal, state or local tax proceeding involving the Company. The Company shall reimburse the Company Representative for any reasonable out-of-pocket expenses that the Company Representative incurs in connection with its obligations as Company Representative. In the event that the Board determines that the foregoing provisions are no longer applicable to the Company, either due to a change of controlling law or the enactment of applicable Treasury Regulations, the Board is authorized to take any reasonable actions as may be required concerning tax matters of the Company not otherwise addressed in this Article V.
(b)Notwithstanding the foregoing, to the extent that the revised partnership audit rules under the Budget Act are applicable to the Company (and, for avoidance of doubt, subject to and after application of paragraph (a)), in the event that there is a determination of an adjustment under Section 6225 of the Code, as amended by the Budget Act, affecting the Company, the Board shall determine the appropriate response, which may include (i) instructing all Members and former Members to file amended income tax returns so as to comply with Section 6225(c)(2)(A) of the Code, as amended by the Budget Act, in which case all Members agree to file the necessary amended returns, even if they are no longer Members, (ii) utilizing the alternative procedures under Code Section 6225(c)(2)(B), in which case all Members agree to comply with all applicable procedures, even if they are no longer Members, (iii) making an election under Section 6226(a) of the Code, as amended by the Budget Act, in which case all Members agree to report the appropriate adjustment as necessary, or (iv) causing the Company to pay the tax, interest and penalties, if any, imposed by Section 6225 of the Code, as amended by the Budget Act.

(c)In the event of the filing of an amended tax return for the Company, due to circumstances described in paragraph (b) or otherwise, Capital Accounts shall be adjusted accordingly. If an election is made under Section 6226(a) of the Code, as amended by the Budget Act, the amount of the adjustment taken into account by the Members shall be reflected in Capital Accounts shall be made accordingly. If the determination of an adjustment under Section 6225 of the Code, as amended by the Budget Act, is an adjustment to the Members’ respective distributive shares of income, gain, loss, deduction or credit, and the alternative under paragraph (b)(iii) is selected, then the amount of taxes, but not interest or penalties, if any, paid by the Company shall be the “Tax Adjustment” and each Member whose taxes would have been increased or reduced if the Company had originally reported in accordance with the determination of adjustment shall be an “Adjusted Tax Member.” Retroactively, the Company shall increase, by the amount of the Tax Adjustment, the amount that is deemed to have been distributed pursuant to Section 4.3(b) to each Adjusted Tax Member whose taxes would have been increased if the Company had originally reported in accordance with the determination of adjustment, and the Company shall reduce, by the amount of the Tax Adjustment, the amount that is deemed to have been distributed pursuant to Section 4.3(b) to each Adjusted Tax Member whose taxes would have been reduced if the Company had originally reported in accordance with the determination of adjustment. Finally, the Members’ distributive shares of income, gain, loss, deduction and credit for the year in which the determination of an adjustment under Section 6225 of the Code, as amended by the Budget Act, is effective and all future years shall be adjusted as appropriate.
(d)In any case in which the Company Representative considers any decision involving any proposed or possible settlement with a taxing authority that involves both issues principally or disproportionately affecting the Company Representative and other issues principally or disproportionately affecting other partners, the Company Representative shall not engage in self-dealing.
(e)If a taxing authority proposes adjustments affecting a substantial number of former Members of the Company and such adjustments appear to have a low likelihood of prevailing on the merits (as reasonably determined by the Company Representative), the Company Representative shall use Company resources to contest such proposed adjustments to the same extent that the Company Representative would do so, exercising reasonable business judgment, if such former Members were current Members to whom the cost of contesting such proposed adjustments were to be allocated. In addition, specific agreements may be made by the Company or the Company Representative and Members regarding the treatment of issues of special concern to any Members selling, liquidating, or reducing their interests.
(f)In any case in which the previous subsection or any other provision does not result in a decision to use Company resources, the Company Representative shall endeavor to offer affected Members the opportunity to fund and direct efforts of the Company Representative to contest a proposed adjustment, and the Company

Representative shall have the authority (to the extent permitted by applicable tax law and IRS procedures) to concede or compromise any issue with respect to any direct or indirect current or former Members not willing to bear their reasonably determined share of the costs of continuing a controversy concerning a proposed adjustment.
Section 5.9.Budgets. For each fiscal year commencing with the fiscal year commencing January 1, 2021, the Budgeted Expenses to be made by the Company and any of its Subsidiaries for such fiscal year shall be set forth in a proposed line-item budget (a “Draft Budget”) which shall be adopted by the Board, acting with Super-Majority Board Approval (as adopted, an “Approved Budget”). Each Draft Budget shall be prepared and approved or disapproved by the Board, acting with Super-Majority Board Approval, as follows:
(a)The Company shall prepare and submit for approval by the Board, acting with Super-Majority Board Approval, a Draft Budget estimating the Budgeted Expenses to be incurred during the next succeeding fiscal year by the Company and/or any of its Subsidiaries. The Draft Budget shall itemize the costs estimated in the Approved Budget by such individual line items as are reasonably requested by the Managers. The Company shall submit a Draft Budget no later than sixty (60) days prior to the commencement of the applicable fiscal year. The officers of the Company shall be required to cooperate and meet with the Board concerning the Draft Budget and make changes as requested by the Board.
(b)The Board, acting with Super-Majority Board Approval, shall approve or disapprove such annual expenditures no later than thirty (30) days prior to the beginning of the next succeeding fiscal year. If the Board, acting with Super-Majority Board Approval, has failed to approve a Draft Budget by the commencement of a fiscal year, then until a Draft Budget is approved, the Company is authorized to incur (i) costs and expenses incurred in the ordinary course of business in amounts materially consistent with the prior year’s Approved Budget, (ii) costs and expenses to the extent incurred pursuant to the existing contractual obligations of the Company and its Subsidiaries and (iii) such other costs and expenses approved as expressly contemplated by this Agreement.
Article VI.INDEMNIFICATION
Section 6.1.General. Subject to the limitations and conditions provided herein and to the fullest extent permitted by applicable laws, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member of the Company or Affiliate thereof or any of their respective representatives, a Manager, a member of a committee of the Company, the Tax Matters Member, the Company Representative or an officer of the Company, or while such a Person is or was serving at the request of the Company as a director, officer, partner, venturer, member, trustee, employee, agent or similar functionary of another foreign or domestic general partnership, corporation, limited partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise (each an “Indemnitee”), shall be indemnified by the Company to the extent such Proceeding or other above-described process relates to any such above-described relationships with, status with respect to, or representation of any such Person to the fullest extent permitted by the Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said laws permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 6.1 shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder for any and all liabilities and damages related to and arising from such Person’s activities while acting in such capacity; provided, however, that no Person shall be entitled to indemnification under this Section 6.1 if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Person is seeking indemnification pursuant to this Section 6.1 such Person’s actions or omissions constituted an intentional breach of this Agreement or gross negligence or willful misconduct on the part of such Person or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 6.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification. The rights granted pursuant to this Section 6.1 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.1 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. IT IS ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.1 COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY. For purposes of this Article VI, “officers of the Company” shall include, without limitation, the Company’s and each of its Subsidiaries’ Chief Executive Officer, Chief Operating Officer, President, any Vice President, Treasurer and Secretary.
Section 6.2.Indemnification of Officers, Employees (if any) and Agent. The Company may indemnify and advance expenses to Persons who are not entitled to indemnification under Section 6.1, including current and former employees (if any) or agents of the Company, and those Persons who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, member, trustee, employee (if any), agent or similar functionary of another foreign or domestic general partnership, corporation, limited partnership, joint venture, limited liability company, trust, employee (if any) benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to a Member under this Article VI.

Section 6.3.Non-exclusivity of Rights; Insurance. The right to indemnification and the advancement and payment of expenses conferred in Article VI shall not be exclusive of any other right that a Person indemnified pursuant to Section 6.1 or Section 6.2 may have or hereafter acquire under any laws, this Agreement, or any other agreement, vote of Members or otherwise. The Company may purchase and maintain (or may reimburse an Indemnitee for the cost of) insurance, on behalf of an Indemnitee as the Board shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Indemnitee in connection with the Company’s activities or such Indemnitee’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.
Section 6.4.Savings Clause. If Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person entitled to be indemnified pursuant to Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by laws.
Section 6.5.Scope of Indemnity. For the purposes of Article VI, references to the “Company” include all constituent entities, whether corporations or otherwise, absorbed in a consolidation or merger as well as the resulting or surviving entity. Thus, any Person entitled to be indemnified or receive advances under Article VI shall stand in the same position under the provisions of Article VI with respect to the resulting or surviving entity as he would have if such merger, consolidation, or other reorganization never occurred.
Section 6.6.Other Indemnities. The Company acknowledges that certain Indemnitees may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company. The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Indemnitee for the matters covered thereby shall be the primary source of indemnification and advancement of such Indemnitee in connection therewith and any right on the part of any Indemnitee under any other agreement to be indemnified or have expenses advanced to such Indemnitee shall be secondary to the Company’s obligation and shall be reduced by any amount that the Indemnitee may collect as indemnification or advancement from the Company. If the Company fails to indemnify or advance expenses to an Indemnitee as required or contemplated by this Agreement, and any Person makes any payment to such Indemnitee in respect of indemnification or advancement of expenses under any other agreement pursuant to which such Person is entitled to indemnification on account of such unpaid indemnity amounts, such other Person shall be subrogated to the rights of such Indemnitee under this Agreement in respect of such unpaid indemnity amounts.
Section 6.7.Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that any provision of this Agreement purports or is interpreted (a) to have the effect of replacing, restricting or eliminating the duties that might otherwise, as a result of Delaware or other applicable law, be owed by the Board or any other Indemnitee to the Company, the Members, any other Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement or (b) to constitute a waiver or consent by the Company, the Members, any other Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement to any such replacement or restriction, such provision shall be deemed to have been approved by the Company, all of the Members, each other Person who acquires an interest in a Company Interest and each other Person who is bound by this Agreement.
Section 6.8.Liability of Indemnitees.
(a)Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members, any other Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. The Members, any other Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement, each on their own behalf and on behalf of the Company, waives any and all rights to claim punitive damages or damages based upon the federal or state income taxes paid or payable by any such Member or other Person.
(b)The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agent or agents, and the Board shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board in good faith.
(c)To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, any Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, to any Member, to any other Person who acquires an interest in a Company Interest or to any other Person who is bound by this Agreement for its reliance on the provisions of this Agreement.
(d)Any amendment, modification or repeal of this Agreement or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.9.Standards of Conduct and Modification of Duties.
(a)Whenever the Board or the Managers make a determination or take or decline to take any other action, whether under this Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is expressly provided for in this Agreement, the Board or the Managers (as the case may be) shall make such determination or take or decline to take such other action in good faith and shall not be subject to any higher standard contemplated hereby or under the Act or any other applicable law or at equity. A determination, other action or failure to act by the Board or the Managers (as the case may be) will be deemed to be in good faith unless the Board or the Managers (as the case may be) believed such determination, other action or failure to act was adverse to the interests of the Company. In any proceeding brought by the Company, any Member or any Person who acquires an interest in a Company Interest or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.
(b)To the extent that, at law or in equity, a Member owes any duties (including fiduciary duties) to the Company, any other Member or other holder of Company Interests or any other Person pursuant to applicable laws or this Agreement such duty is hereby eliminated to the fullest extent permitted pursuant to applicable law, it being the intent of the Members that to the extent permitted by applicable law and except to the extent another express standard is specified elsewhere in this Agreement, no Member shall owe any duties of any nature whatsoever to the Company, the other Members or any other holder of Company Interests or any other Person, other than the duty of good faith and fair dealing, and each Member may decide or determine any matter in its sole and absolute discretion taking into account solely its interests and those of its Affiliates (excluding the Company and its Subsidiaries) subject to the duty of good faith and fair dealing. Except with respect to the express obligations set forth in this Agreement or any other agreement to which any Member is a party, to the maximum extent permitted by applicable law, the Company and each Member hereby waives any claim or cause of action against, and hereby eliminate all liabilities of, each Member, solely in its capacity as a Member, for any breach of any duty (including fiduciary duties) to the Company, the other Members or any other holder of Company Interests or any other Person. Nothing herein is intended to create a partnership, joint venture, agency or other relationship creating fiduciary or quasi-fiduciary duties or similar duties or obligations, otherwise subject the Members to joint and several liability or vicarious liability or to impose any duty, obligation or liability that would arise therefrom with respect to any or all of the Members or the Company.
Article VII.RIGHTS OF MEMBERS
Section 7.1.General. Each of the Members shall have the right to: (a) have the Company books and records (including those required under the Act) kept at the principal United

States office of the Company and at all reasonable times to inspect and copy any of them at the sole expense of such Member; (b) have on demand true and full information of all things affecting the Company and a formal account of Company affairs whenever circumstances render it just and reasonable; (c) have dissolution and winding up of the Company by decree of court as provided for in the Act; and (d) exercise all rights of a Member under the Act (except to the extent otherwise specifically provided herein). Notwithstanding the foregoing, the Members shall not have the right to receive data pertaining to the assets or business of the Company if the Company is subject to a valid agreement prohibiting the distribution of such data or if the Board shall otherwise determine that such data is Confidential Information.
Section 7.2.Limitations on Members. No Member (in his, her or its capacity as a Member) shall (a) be permitted to take part in the business or control of the business or affairs of the Company; (b) have any voice in the management or operation of any Company property; (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures on behalf of or with respect to the Company; or (d) hold out or represent to any third party that the Members have any such power or right or that the Members are anything other than “members” of the Company. The foregoing provision shall not be applicable to a Member acting in his or its capacity as a Manager or an officer of the Company.
Section 7.3.Liability of Members. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except as otherwise provided in the Act or as expressly provided in this Agreement.
Section 7.4.Withdrawal and Return of Capital Contributions. No Member shall be entitled to (a) withdraw from the Company except upon the assignment by such Member of all of its Company Interest in accordance with Article X, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or upon dissolution and liquidation of the Company, and then only to the extent expressly provided for in this Agreement and as permitted by law.
Section 7.5.Voting Rights.
(a)Except as otherwise provided herein, to the extent that the vote of the Members may be required hereunder, a written consent executed by a Majority Interest shall be an act of the Members.
(b)M. Bridget Grier hereby grants to John D. Grier a proxy to vote her Company Interest on all matters that might be presented to the Members from time to time for their vote at a meeting or action by consent in lieu thereof. Such proxy shall be irrevocable.

Article VIII.BOOKS, REPORTS, MEETINGS AND CONFIDENTIALITY
Section 8.1.Capital Accounts, Books and Records.
(a)The Company shall keep books of account for the Company in accordance with the terms of this Agreement. Such books shall be maintained at the principal office of the Company.
(b)An individual capital account (the “Capital Account”) shall be maintained by the Company for each Member as provided below:
(i)The Capital Account of each Member shall, except as otherwise provided herein, be increased by the amount of cash and the Fair Market Value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) and by such Member’s share of the Net Profits of the Company and special allocations of income or gain under Section 4.2, and shall be decreased by such Member’s share of the Net Losses of the Company and special allocations of deductions of loss under Section 4.2 and by the amount of cash or the Fair Market Value of any property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752). The Capital Accounts shall also be increased or decreased (A) to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Carrying Value and (B) upon the exercise of any non-compensatory warrant pursuant to the requirements of Treasury Regulations Sections 1.704-1(b)(2)(iv)(d)(4) and 1.704-1(b)(2)(iv)(s), as such Treasury Regulations may be amended or modified.
(ii)Any adjustments of basis of Company property provided for under Code Sections 734 and 743 and comparable provisions of state law (resulting from an election under Code Section 754 or comparable provisions of state law) shall not affect the Capital Accounts of the Members (unless otherwise required by applicable Treasury Regulations), and the Members’ Capital Accounts shall be debited or credited pursuant to the terms of this Section 8.1 as if no such election had been made.
(iii)Capital Accounts shall be adjusted, in a manner consistent with this Section 8.1, to reflect any adjustments in items of Company income, gain, loss or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.
(iv)It is the intention of the Members that the Capital Accounts of each Member be kept in the manner required under Treasury Regulations Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the Capital

Accounts is required by such regulation, the Board is hereby authorized to make such adjustment after notice to the Members.
(v)The Board, by Super-Majority Board Approval, shall have the discretion to adjust the Members’ Capital Accounts to reflect a revaluation of the Company’s properties on its books upon the occurrence of an event specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f). If the Board, by Super-Majority Board Approval, makes a determination that any such adjustment is appropriate, the Capital Accounts of all Members and the Carrying Values of all Company properties shall, immediately prior to such event, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the Company properties, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual Transfer of each such property immediately prior to such event for an amount equal to its Fair Market Value and had been allocated to the Members at such time pursuant to Section 4.1 and Section 4.2.
(vi)Any Person who acquires a Company Interest directly from a Member, or whose Company Interest shall be increased by means of a Transfer to it of all or part of the Company Interest of another Member, shall have a Capital Account (including a credit for all Capital Contributions made by such Member Transferring such Company Interest) which includes the Capital Account balance of the Company Interest or portion thereof so acquired or Transferred.
Section 8.2.Bank Accounts. The Board shall cause one or more Company accounts to be maintained in a bank (or banks) which is a member of the Federal Deposit Insurance Corporation or some other financial institution, which accounts shall be used for the payment of the expenditures incurred by the Company in connection with the business of the Company, and in which shall be deposited any and all receipts of the Company. The Board shall determine the number of and the Persons who will be authorized as signatories on each such bank account. The Company may invest the Company funds in such money market accounts or other investments as the Board may select.
Section 8.3.Reports.
(a)The Company shall provide to each Member the following reports in addition to any other reports or information reasonably requested by a Member:
(i)as soon as available, and in any event within five (5) Business Days of quarter end and seven (7) Business Days of year end, a pre-tax trial balance and pre-tax financial statements for the respective period;
(ii)as soon as available, and in any event within ten (10) Business Days of quarter end and eleven (11) Business Days of year end, an after-tax trial balance and after-tax financial statements for the respective period;

(iii)as soon as available, and in any event within forty-five (45) days (or such later date as approved in writing by CORR) of the Company’s year-end, audited consolidated financial statements of the Company as at the end of each such fiscal year and audited consolidated statements of income, cash flows and Members’ equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year, accompanied by the certification of independent certified public accountants of recognized national standing, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby, and a schedule showing any variance between actual and budgeted figures (as set forth on the Approved Budget);
(iv)as soon as available, and in any event within ten (10) Business Days of the end of any fiscal quarter, quarterly unaudited consolidated financial statements of the Company for the previous quarter, including unaudited consolidated balance sheets of the Company as at the end of each such fiscal quarter and for the current fiscal year to date and unaudited consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current fiscal year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company, and a schedule showing any variance between actual and budgeted figures (as set forth on the Approved Budget);
(v)as soon as available, and in any event within ten (10) days of the end of each month, unaudited monthly financial statements of the Company, including unaudited consolidated balance sheets of the Company as at the end of each such monthly period and for the current fiscal year to date and unaudited consolidated statements of income, cash flows and Members’ equity for each such monthly period and for the current fiscal year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto) and business summary reports;
(vi)promptly upon request, copies of any Approved Budget (and any Draft Budgets);
(vii)prompt notice of any event that would reasonably be expected to have a material effect on the Company’s financial condition, business or operations, including any statements from the Company’s independent accountants in respect of the Company’s status as a going concern, service of any material lawsuit on the Company or notice of material violations of any material law or regulation;
(viii)concurrently with delivery to any lender (or agent thereof) of the Company or any of its Subsidiaries, any report or document to be delivered to such lender or agent pursuant to the terms of any credit or other financing agreement of the Company or any of its Subsidiaries; and
(ix)any material reports prepared by or on behalf of the Company with respect to matters relating to asset maintenance and/or asset integrity.
(b)In addition to Section 8.3(a) and notwithstanding anything to the contrary therein, in order to enable CORR to comply with reporting requirements in filings to be made with the Securities and Exchange Commission, the Company shall:
(i)submit a reporting package to assist with the preparation of CORR’s SEC reporting obligations, including statements of member’s equity and cash flows and certain disclosure items, within eleven (11) Business Days of quarter end and fourteen (14) Business Days of year end;
(ii)submit quarterly and year to date analytics comparing current quarter and year to date periods to prior year quarter and year to date periods to assist with preparation of management’s discussion and analysis in CORR’s SEC filings within twelve (12) Business Days of quarter end and sixteen (16) Business Days of year end;
(iii)design and maintain internal controls providing for (1) reasonable assurance regarding the reliability of the Company’s financial reporting, including the presentation of the Company’s financial statements in accordance with GAAP and (2) the safeguarding of the Company’s assets;
(iv)to the extent that CORR’s obligations to maintain effective internal control over financial reporting pursuant to applicable laws and regulations (including those promulgated by the Securities and Exchange Commission) require the Company to comply with such laws and regulations, including, but not limited to, the determination by CORR that CORR must consolidate the Company under GAAP, ensure that its internal controls comply with the laws, regulations, and control framework applicable to CORR;
(v)if CORR has advised the Company in writing that CORR is required to file an Auditor’s Report with respect to the Company’s financial information delivered under Section 8.3(b)(ii), in filings to be made by CORR with the Securities and Exchange Commission, cause its auditor to provide the Auditor’s Report; and

(vi)afford CORR and its outside legal and accounting representatives access to (a) the Company’s properties, offices, and other facilities; (b) the corporate, financial and similar records, reports and documents of the Company, including all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members, and to permit CORR and its representatives to examine such documents and make copies thereof or extracts therefrom; and (c) any officers, senior employees and accountants of the Company, and to afford each Member and its representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company with such officers, senior employees and accountants (and the Company hereby authorizes such employees and accountants to discuss with CORR and its representatives such affairs, finances and accounts).
(c)Financial statements, reports and other information required or permitted to be furnished by the Company pursuant to Section 8.3(a) above may be submitted by the Company by email addressed to CORR.
Section 8.4.Meetings of Members. The Board may hold meetings of the Members from time to time to inform and consult with the Members concerning the Company’s assets and such other matters as the Board deems appropriate; provided, that nothing in this Section 8.4 shall require the Board to hold any such meetings. Such meetings shall be held at such times and places, as often and in such manner as shall be determined by the Board. The Board at its election may separately inform and consult with the Members for the above purposes without the necessity of calling and/or holding a meeting of the Members. Notwithstanding the foregoing provisions of this Section 8.4, the Members shall not be permitted to take part in the business or control of the business of the Company; it being the intention of the parties that the involvement of the Members as contemplated in this Section 8.4 is for the purpose of informing the Members with respect to various Company matters, explaining any information furnished to the Members in connection therewith, answering any questions the Members may have with respect thereto and receiving any ideas or suggestions the Members may have with respect thereto; it being the further intention of the parties that the Board shall have full and exclusive power and authority on behalf of the Company to acquire, manage, control and administer the assets, business and affairs of the Company in accordance with Section 5.1 and the other applicable provisions of this Agreement.
Section 8.5.Confidentiality. The Members acknowledge that they and their respective appointed Managers shall receive information from or regarding the Company and its Subsidiaries in the nature of trade secrets or that otherwise is confidential information or proprietary information (as further defined below in this Section 8.5, “Confidential Information”), the release of which would be damaging to the Company or Persons with which the Company conducts business. Each Member shall hold in strict confidence, and shall require that such Member’s appointed Managers hold in strict confidence, any Confidential Information that such Member or such Member’s appointed Managers receives, and each Member shall not, and each Member shall require that such Member’s appointed Managers agree not to, disclose such Confidential Information to any Person (including any Affiliates) other than another Member, Manager or officer of the Company, or otherwise use such information for any purpose other than to evaluate, analyze, and keep apprised of the Company’s assets and its interest therein and for the internal use thereof by a Member or its Affiliates, except for disclosures: (a) to comply with any laws; provided, that a Member or Manager must notify the Company promptly of any disclosure of Confidential Information that is required by law, and any such disclosure of Confidential Information shall be to the minimum extent required by law; (b) to Affiliates, partners, members, stockholders, investors, directors, officers, employees, agents, attorneys, consultants, lenders, underwriters, professional advisers or representatives of the Member or Manager or their Affiliates (provided, that such Member or Manager shall be responsible for assuring such partners’, members’, stockholders’, investors’, directors’, officers’, employees’, agents’, attorneys’, consultants’, lenders’, professional advisers’ and representatives’ compliance with the terms hereof, except to the extent any such Person who is not a partner, member, stockholder, director, officer or employee has agreed in writing addressed to the Company to be bound by customary undertakings with respect to confidential and proprietary information substantially similar to this Section 8.5), or to Persons to which that Member’s Company Interest may be Transferred as permitted by this Agreement, but only if the recipients of such information have agreed to be bound by customary confidentiality undertakings substantially similar to this Section 8.5; (c) of information that a Member also has received from a source independent of the Company and that such Member reasonably believes such source obtained without breach of any obligation of confidentiality to the Company; (d) of information obtained prior to the formation of the Company; provided, that this clause (d) shall not relieve any Member or any of its Affiliates from any obligations it may have to any other Member or any of its Affiliates under any existing confidentiality agreement; (e) that have been or become independently developed by a Member, a Manager or its Affiliates or on their behalf without using any of the Confidential Information; (f) that are or become generally available to the public (other than as a result of a prohibited disclosure by such Member or Manager or its representatives); (g) in connection with any proposed Transfer of all or part of a Company Interest of a Member, or of working interests or other assets received in accordance with this Section 8.5, or the proposed sale of all or substantially all of a Member or its direct or indirect parent, to advisers or representatives of the Member, its direct or indirect parent or Persons to which such interest may be Transferred as permitted by this Agreement, but only if the recipients of such information have agreed to be bound by customary undertakings with respect to confidential and proprietary information similar to this Section 8.5; (h) by CORR to the extent necessary or appropriate pursuant to the provisions of the federal securities laws or the rules or regulations promulgated thereunder (including applicable stock exchange or quotation system requirements); or (i) to the extent the Company shall have consented to such disclosure in writing. The Members agree that breach of the provisions of this Section 8.5 by such Member or such Member’s appointed Managers would cause irreparable injury to the Company for which monetary damages (or other remedy at law) would be inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member or Manager to comply with such provisions and (ii) the uniqueness of the Company’s business and the confidential nature of the Confidential Information. Accordingly, the Members agree that the provisions of this Section 8.5 may be enforced by the Company (or any Member on behalf of the Company) by temporary or permanent injunction (without the need to post bond or other security therefor), specific performance or other equitable remedy and by any other rights or remedies that may be available at law or in equity. The term “Confidential Information” shall include any information pertaining to the identity of the Members and the Company’s (or any of its Subsidiaries’) business that is not available to the public, whether written, oral, electronic, visual form or in any other media, including such information that is proprietary, confidential or concerning the Company’s (or any of its Subsidiaries’) ownership and operation of their respective assets or related matters, including any actual or proposed operations or development project or strategies, other operations and business plans, actual or projected revenues and expenses, finances, contracts and books and records.
Article IX.DISSOLUTION, LIQUIDATION AND TERMINATION
Section 9.1.Dissolution. The Company shall be dissolved upon the occurrence of any of the following:
(a)The sale, disposition or termination of all or substantially all of the property then owned by the Company; or
(b)Super-Majority Board Approval.
Section 9.2.Liquidation and Termination. Upon dissolution of the Company, the Board or, if the Board so desires, a Person selected by the Board, shall act as liquidator or shall appoint one or more liquidators who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:
(a)As promptly as possible after dissolution and again after final liquidation, the liquidator, if requested by any Member, shall cause a proper accounting to be made by the Company’s independent accountants of the Company’s assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.
(b)In no event will any liquidation occur before receipt of the CPUC Approval. Following the occurrence of either of the events specified in Section 9.1 above, and the receipt of any approval required by the CORR stockholders, immediately prior to liquidation of the Company, the following shall occur:
(i)each Class A-1 Unit will be exchanged for a number of depositary shares representing CORR Series A Preferred Stock, using the Forced Exchange Rate (as that term is defined in the Stock Exchange Agreement);
(ii)each Class A-2 Unit will be exchanged for a share of CORR Series B Preferred Stock, unless the Mandatory Conversion, as that term is defined in Articles Supplementary for such Series B Preferred Stock, has occurred, in which case each Class A-2 Unit will be exchanged for a number of shares of CORR

Class B Common Stock pursuant to the Mandatory Conversion provisions set forth in the Articles Supplementary for such Series B Preferred Stock; and
(iii)each Class A-3 Unit will be exchanged for a share of CORR Class B Common Stock.
In order to process such exchange, the Grier Members shall submit such written representations, investment letters, legal opinions or other instruments necessary, in CORR’s reasonable discretion, to effect compliance with the Securities Act of 1933, as amended (the “Securities Act”) and all relevant state securities or “blue sky” laws. The CORR Securities shall be delivered by CORR as duly authorized, validly issued, fully paid and non-assessable shares of CORR Securities, free of any pledge, lien, encumbrance or restriction, other than any ownership limits set forth in the charter of CORR, the Securities Act and relevant state securities or “blue sky” laws. Neither any Grier Member nor any other interested Person shall have any right to require or cause CORR to register, qualify or list any CORR Securities owned or held by such Person, whether or not such CORR Securities are issued pursuant to this Section 9.2(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange, except as otherwise explicitly provided in a separate written registration rights agreement. CORR Securities issued pursuant to this Section 9.2(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as CORR determines to be necessary or advisable in order to ensure compliance with such laws. Upon the closing of the exchange of CORR Securities pursuant to this Section 9.2(b), the Company shall distribute an amount equal to the excess of (x) the Class A-1 Members’ Preferred Return Per Class A-1 Unit with respect to Class A-1 Units being exchanged over the aggregate amount previously distributed with respect to such Class A-1 Units pursuant to Section 4.3(b)(i) through the date of exchange, (y) the Class A-2 Members’ Preferred Return Per Class A-2 Unit with respect to Class A-2 Units being exchanged over the aggregate amount previously distributed with respect to such Class A-2 Units pursuant to Section 4.3(b)(ii) through the date of exchange, while taking into account any additional Class A-2 Units issued as Paid-in-Kind Distribution in accordance with Section 4.3(e) above, and (z) the Class A-3 Members’ Preferred Return Per Class A-3 Unit with respect to Class A-3 Units being exchanged over the aggregate amount previously distributed with respect to such Class A-3 Units pursuant to Section 4.3(b)(iii) through the date of exchange.
(c)Thereafter, the liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company, the liquidator shall sell all properties and assets of the Company for cash as promptly as is consistent with obtaining the best price and terms therefor; provided, however, that upon Super-Majority Board Approval, the liquidator may distribute one or more properties in kind. All Net Profit and Net Loss (or other items of income, gain loss or deduction allocable under Section 4.2) realized on such sales shall be allocated to the Members in accordance with Section 4.1(a) and Section 4.2 of this Agreement, and the Capital Accounts of the Members shall be adjusted accordingly. In the event of a distribution of properties in kind, the liquidator shall first adjust the Capital Accounts of the Members by the amount of any Net Profit or Net Loss (or other items of income, gain loss or deduction allocable under Section 4.2) that would have been recognized by the Members if such properties had been sold at then-current Fair Market Values. The liquidator shall then distribute the proceeds of such sales or such properties to the Members in the manner provided in Section 4.3(b). If the foregoing distributions to the Members do not equal the Member’s respective positive Capital Account balances as determined after giving effect to the foregoing adjustments and to all adjustments attributable to allocations of Net Profit and Net Loss realized by the Company during the taxable year in question and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution, then the allocations of Net Profit and Net Loss provided for in this Agreement shall be adjusted, to the least extent necessary, to produce a Capital Account balance for each Member which corresponds to the amount of the distribution to such Member. Each Member shall have the right to designate another Person to receive any property that otherwise would be distributed in kind to that Member pursuant to this Section 9.2.
(d)Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets.
(e)Notwithstanding any provision in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.
The distribution of cash and/or property to the Members in accordance with the provisions of this Section 9.2 shall constitute a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their Company Interest and all Company property.
Article X.TRANSFERS OF COMPANY INTERESTS
Section 10.1.Transfer of Company Interests.
(a)No Member’s Company Interest or rights therein shall be Transferred, or made subject to an Indirect Transfer, in whole or in part, without the written consent of each other Member, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that any Member may Transfer its Company Interest without obtaining such consent pursuant to a Permitted Transfer. Any attempt by a Member to Transfer its Company Interest in violation of the immediately preceding sentence shall be void ab initio.

(b)[Intentionally Omitted].
(c)If any Company Interest is required by law to be Transferred to a spouse of a holder thereof pursuant to an order of a court of competent jurisdiction in a divorce proceeding (notwithstanding the provisions of Section 10.1(a)), then such holder shall nevertheless retain all rights with respect to such interest and any interest of such spouse shall be subject to such rights of such holder. In addition, if it is determined that the holder will be required to pay any taxes attributable to such interest of the spouse in the Company, then any tax liability of such holder that is attributable to such spouse’s interest shall be taken into account, and shall reduce such spouse’s interest in the Company; in no event shall the Company be required to provide any financial, valuation or other information regarding the Company or any of its Subsidiaries or Affiliates or any of their respective assets to the spouse or former spouse of such holder.
(d)Unless an assignee of a Company Interest becomes a substituted Member in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive allocations of income, gains, losses, deductions, credits and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned.
(e)An assignee of a Company Interest pursuant to a Permitted Transfer shall become a substituted Member of the Company, entitled to all of the rights of the assigning Member with respect to such assigned Company Interest, automatically upon request by the assignee. Any other assignee of a Company Interest shall become a substituted Member if, and only if, (i) the assignor gives the assignee such right, (ii) the substitution is approved by Super-Majority Board Approval, and (iii) if the Board so requires, the assignee reimburses the Company for any costs incurred by the Company in connection with such assignment and substitution. Upon satisfaction of such requirements, an assignee shall be admitted as a substituted Member of the Company as of the effective date of such assignment; provided, that the assignee agrees to be bound by the terms of this Agreement by executing a copy of same and such other documents as the Company may reasonably request to effectuate the Transfer. In the event John D. Grier dies or becomes disabled so that he cannot perform competently as a member of the Board: (i) his seat on the Board shall be filled by Robert Waldron, (ii) his role as the person having control over the CPUC Assets shall be assumed by Larry W. Alexander, and (iii) the Company shall seek accelerated consideration of its requested CPUC Approval.
(f)The Company and the Board shall be entitled to treat the record Member of any Company Interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such Member until such time as a written assignment of such Company Interest that complies with the terms of this Agreement has been received by the Board.

Article XI.REPRESENTATIONS AND WARRANTIES
Each Member acknowledges and agrees that its Company Interest is being acquired for such Member’s own account as part of a private offering, exempt from registration under the Securities Act and all applicable state securities or blue sky laws, for investment only and not with a view to the distribution nor other sale thereof; and that an exemption from registration under the Securities Act and under applicable state securities laws may not be available if the Company Interest is acquired by such Member with a view to resale or distribution thereof under any conditions or circumstances as would constitute a distribution of such Company Interest within the meaning and purview of the Securities Act or applicable state securities laws. Accordingly, except as specifically contemplated by the Purchase Agreement, each Member represents and warrants to the Company and all other interested parties that:
(a)Such Member has sufficient financial resources to continue such Member’s investment in the Company for an indefinite period.
(b)Such Member has adequate means of providing for its current needs and contingencies and can afford a complete loss of its investment in the Company.
(c)It is such Member’s intention to acquire and hold its Company Interest solely for its private investment and for its own account and with no view or intention to Transfer such Company Interest (or any portion thereof).
(d)Such Member has no contract, undertaking, agreement, or arrangement with any Person to sell or otherwise Transfer to any Person, or to have any Person sell on behalf of such Member, its Company Interest (or any portion thereof), and such Member is not engaged in and does not plan to engage within the foreseeable future in any discussion with any Person relative to the sale or any Transfer of its Company Interest (or any portion thereof).
(e)Such Member is not aware of any occurrence, event, or circumstance upon the happening of which such Member intends to attempt to Transfer its Company Interest (or any portion thereof), and such Member does not have any present intention of Transferring its Company Interest (or any portion thereof) after the lapse of any particular period of time.
(f)Such Member, by making other investments of a similar nature and/or by reason of his/its business and financial experience or the business and financial experience of those Persons it has retained to advise such Member with respect to its investment in the Company, is a sophisticated investor who has the capacity to protect its own interest in investments of this nature and is capable of evaluating the merits and risks of this investment.
(g)Such Member has had all documents, records, books and due diligence materials pertaining to this investment made available to such Member and such Member’s accountants and advisors; and such Member has also had an opportunity to ask questions of and receive answers from the Company concerning this investment; and such Member has all of the information deemed by such Member to be necessary or appropriate to evaluate the investment and the risks and merits thereof.
(h)Such Member has a close business association with the Company or certain of its Affiliates, thereby making the Member a well-informed investor for purposes of this investment.
(i)Such Member confirms that such Member has been advised to consult with such Member’s own attorney regarding legal matters concerning the Company and to consult with independent tax advisors regarding the tax consequences of investing in the Company.
(j)Such Member is aware of the following:
(i)An investment in the Company is speculative and involves a high degree of risk of loss by the Member of its entire investment, with no assurance of any income from such investment;
(ii)No federal or state agency has made any finding or determination as to the fairness of the investment, or any recommendation or endorsement, of such investment;
(iii)There are substantial restrictions on the Transferability of the Company Interest of such Member, there will be no public market for such Company Interest and, accordingly, it may not be possible for such Member readily to liquidate its investment in the Company in case of Emergency; and
(iv)Any federal or state income tax benefits which may be available to such Member may be lost through changes to existing laws and regulations or in the interpretation of existing laws and regulations; such Member in making this investment is relying, if at all, solely upon the advice of its own tax advisors with respect to the tax aspects of an investment in the Company.
(k)Such Member is an accredited investor (as defined in Regulation D promulgated under the Securities Act) and such Member is fully aware that, in agreeing to admit him, her or it as a Member, the Board and the Company are relying upon the truth and accuracy of the foregoing representations and warranties.
Such Member further covenants and agrees that (A) its Company Interest will not be resold unless the provisions set forth in Article X above are complied with, and (B) such Member shall have no right to require registration of its Company Interest under the Securities Act or applicable state securities laws, and, in view of the nature of the Company and its business, such registration is neither contemplated nor likely.

Article XII.MISCELLANEOUS
Section 12.1.Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) United States mail, (c) fax or email (with a hard copy sent to the recipient by expedited overnight delivery service with proof of delivery (charges prepaid) within two (2) Business Days) or (d) expedited overnight delivery service with proof of delivery (charges prepaid), addressed to the following respective addresses:
If to some or all of the Grier Members, to:
1801 California Street, Suite 3600
Denver, CO 80202
Attention: John D. Grier
    Email: jgrier@crimsonml.com
and to:
Lewis, Ringelman & Fanyo P.C.
1515 Wynkoop Street, Suite 700
Denver, Colorado
Attention: David J. Ringelman
Email: dringelman@lewisringelman.com
If to CORR, to:
CorEnergy Infrastructure Trust, Inc.
1100 Walnut, Suite 3350
Kansas City, MO 64106
Email: dschulte@corenergy.reit

and to:
Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO 64112-2551
Attention: Steve Carman
Email: Steve.Carman@huschblackwell.com
Any Member may change its address by giving notice in writing to the other Members of its new address.
Section 12.2.Amendment.
(a)Amendments to be Adopted by the Company. Each Member agrees that an appropriate Manager or officer of the Company, in accordance with and subject to the limitations contained in Article V, may execute, swear to, acknowledge, deliver, file and record whatever documents may be required to reflect:
(i)a change in the name of the Company in accordance with this Agreement, the location of the principal place of business of the Company or the registered agent or office of the Company that has been approved by the Board;
(ii)admission or substitution of Members whose admission or substitution has been made in accordance with this Agreement;
(iii)a change that the Board believes is reasonable and necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or that is necessary or advisable in the opinion of the Board to ensure that the Company will not be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes; and
(iv)an amendment that is necessary, in the opinion of counsel, to prevent the Company or its officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor.
(b)Amendment Procedures. Except as set forth in Section 12.2(a) and Section 12.2(d), this Agreement may be amended, or compliance with any provision hereof may be waived, at any time and from time to time by the Board, acting with Super-Majority Board Approval.
(c)Issuance of New Units. For the avoidance of doubt, it is agreed that any such amendment, modification, supplement, restatement or waiver in connection with the authorization or issuance by the Company pursuant to Section 3.3, Section 3.4 or Section 3.5 of additional Company Interests having such rights, designations and preferences (including with respect to the Company’s distributions) ranking senior or junior to, or pari passu with, the Class A-1 Units, Class A-2 Units, Class A-3 Units, Class B-1 Units or any other series of Company Interests shall require only the approval of the Board, acting with Super-Majority Board Approval, and that such amendment, modification, supplement, restatement or waiver (including any change in governance rights) shall not be deemed an alteration or change to the rights, obligations, powers or preferences of any series of interests.
(d)Amendments Requiring Approval of Specific Member(s). No amendment of this Agreement shall be effected that (i) obligates a Member to contribute capital to the Company, (ii) amends or revises the right or obligations with respect to the payment or return of distributions to or from a Member or (iii) changes the status with respect to the limited liability of a Member, in each case without the written consent of such Member.

Section 12.3.Changes Upon CPUC Approval.
(a)Contribution of Other CORR Assets. Notwithstanding any provisions to the contrary in this Agreement, within thirty (30) days following receipt of CPUC Approval, CORR covenants and agrees to transfer to the Company all of its operating assets, including, without limitation, all equity interests CORR holds directly or indirectly in any of its subsidiaries or other Affiliates (other than CORR’s equity interests in the Company or equity interests CORR holds indirectly in any of the Company’s Subsidiaries) (the “CORR Transfer”).
(b)Fourth Amended and Restated Limited Liability Company Agreement. Notwithstanding any provisions to the contrary in this Agreement, immediately on receipt of CPUC Approval, the parties hereto acknowledge and agree that, without any further action or approvals by the Managers or Members, this Agreement shall be null and void, and shall be superseded and replaced in its entirety with the Fourth Amended and Restated Limited Liability Company Agreement, the form of which is attached hereto as Exhibit C.
(c) Third Party Consents. CORR and the Grier Members agree that, prior to consummation of the actions contemplated by Section 12.3(a) and Section 12.3(b) of this Agreement, each such Member will use its commercially reasonable efforts to complete all required registrations, filings and notifications with, and obtain all required consents, approvals, or waivers from, any Governmental Authority or any third party as necessary for the consummation of such actions. At such time, CORR and all other Members shall deliver or cause to be delivered (i) a fully executed Fourth Amended and Restated Limited Liability Company Agreement, (ii) executed versions of all assignment and transfer documents reasonably necessary to consummate the Transfer and (iii) all other documents, certificates, releases and instruments customary and/or reasonably necessary to consummate the Transfer.
Section 12.4.Partition. Each of the Members hereby irrevocably waives for the term of the Company any right that such Member may have to maintain any action for partition with respect to the Company property.
Section 12.5.Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.
Section 12.6.Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.
Section 12.7.No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such Member’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.
Section 12.8.Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Delaware, without regard to rules or principles of conflicts of law requiring the application of the law of another State.
Section 12.9.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Member may Transfer all or any part of its rights or Company Interest or any interest under this Agreement except in accordance with Article X.
Section 12.10.Arbitration. Any dispute arising out of or relating to this Agreement or the Company, including claims sounding in contract, tort, statutory or otherwise (a “Dispute”), shall be settled exclusively and finally by arbitration in accordance with this Section 12.10.
(a)Rules and Procedures. Such arbitration shall be administered by JAMS, a national dispute resolution company (“JAMS”), pursuant to (i) the JAMS Streamlined Arbitration Rules and Procedures, if the amount in controversy is $500,000 or less, or (ii) the JAMS Comprehensive Arbitration Rules and Procedures, if the amount in controversy exceeds $500,000 (each, as applicable, the “Rules”). The making, validity, construction, and interpretation of this Section 12.10, and all procedural aspects of the arbitration conducted pursuant hereto, shall be decided by the arbitrator(s). For purposes of this Section 12.10, “amount in controversy” means the stated amount of the claim, not including interest or attorneys’ fees, plus the stated amount of any counterclaim, not including interest or attorneys’ fees. If the claim or counterclaim seeks a form of relief other than damages, such as injunctive or declaratory relief, it shall be treated as if the amount in controversy exceeds $250,000, unless all parties to the Dispute otherwise agree.
(b)Discovery. Discovery shall be allowed only to the extent permitted by the Rules.
(c)Time and Place. All arbitration proceedings hereunder shall be conducted in Denver, Colorado or such other location as all parties to the Dispute may agree. Unless good cause is shown or all parties to the Dispute otherwise agree, the hearing on the merits shall be conducted within one hundred and eighty (180) days of the initiation of the arbitration, if the arbitration is being conducted under the JAMS Streamlined Arbitration Rules and Procedures, or within two hundred and seventy (270) days of the initiation of the arbitration, if the arbitration is being conducted under the JAMS Comprehensive Arbitration Rules. However, it shall not be a basis to challenge the outcome or result of the arbitration proceeding that it was not conducted within the specified timeframe, nor shall the failure to conduct the hearing within the specified timeframe in any way waive the right to arbitration as provided for herein.

(d)Arbitrators.
(i)If the amount in controversy is $500,000 or less, the arbitration shall be before a single arbitrator selected by JAMS in accordance with the Rules.
(ii)If the amount in controversy is more than $500,000, the arbitration shall be before a panel of three arbitrators, selected in accordance with this paragraph. The party initiating the arbitration shall designate, with its initial filing, its choice of arbitrator. Within thirty (30) days of the notice of initiation of the arbitration procedure, the opposing party to the Dispute shall select one arbitrator. If any party to the Dispute shall fail to select an arbitrator within the required time, JAMS shall appoint an arbitrator for that party. In the event that the Dispute involves three or more parties, JAMS shall determine the parties’ alignment pursuant to Rule 15 and each “side” shall have the right to appoint one arbitrator as provided above. The two arbitrators so selected shall select a third arbitrator, failing agreement on which, the third arbitrator shall be selected in accordance with JAMS Rule 15. Notwithstanding that each party may select an arbitrator, all arbitrators (whether selected by the parties, JAMS or otherwise) shall be independent and shall disclose any relationship that he or she may have with any party to the Dispute at the time of their respective appointment. All arbitrators shall be subject to challenge for cause under JAMS Rule 15. In the event that any party-selected arbitrator is struck for cause, JAMS shall appoint the replacement arbitrator.
(e)Waiver of Certain Damages. Notwithstanding any other provision in this Agreement to the contrary, the Company and the Members expressly agree that the arbitrators shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Delaware law, or any other laws, or under the Federal Arbitration Act or the Rules, unless such damages are a part of a third party claim for which a Member is entitled to indemnification hereunder.
(f)Limitations on Arbitrators. The arbitrators shall have authority to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, including specific performance of the Agreement, but may not change any term or condition of this Agreement, deprive any Member of a remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.
(g)Form of Award. The arbitration award shall conform with the Rules, but also contain a certification by the arbitrators that, except as permitted by Section 12.10(e), the award does not include any consequential, incidental, special, treble, exemplary or punitive damages.
(h)Fees and Awards. The fees and expenses of the arbitrator(s) shall be borne equally by each side to the Dispute, but the decision of the arbitrators(s) may include such award of the arbitrators’ expenses and of other costs to the prevailing side as the arbitrator(s) may determine. In addition, the prevailing party shall be entitled to an award of its attorneys’ fees and interest.
(i)Binding Nature. The decision and award shall be binding upon all of the parties to the Dispute and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any party to the Dispute as a final judgment of such court.
(j)Applicability. Notwithstanding any provision to the contrary contained in this Agreement, this Section 12.10 shall not apply to any dispute arising under or related to the CORR Purchase Agreement.
Section 12.11.Legal Representation.
(a)    Each Member hereby acknowledges and agrees that:
(i)    Husch Blackwell LLP represents CORR in the preparation of this Agreement and expressly does not represent any other party hereto in connection with this Agreement, and the other parties hereby expressly waive any conflict of interest that may arise from such representation; and
(ii)    A conflict may exist between such Member’s interest and those of the Company and the other Members;
(iii)    Such Member has had the opportunity to seek the advice of independent legal counsel to review the legal, tax and economic terms of this Agreement on his, her or its behalf prior to executing this Agreement; and
(iv)    This Agreement has tax consequences and such tax consequences may be different for each party.
(b)    Each Member hereby acknowledges and agrees that:
(i)    Lewis, Ringelman & Fanyo P.C. represents the Grier Members in the preparation of this Agreement and expressly does not represent any other party hereto in connection with this Agreement, and the other parties hereby expressly waive any conflict of interest that may arise from such representation; and
(ii)    A conflict may exist between such Member’s interest and those of the Company and the other Members;
(iii)    Such Member has had the opportunity to seek the advice of independent legal counsel to review the legal, tax and economic terms of this Agreement on his, her or its behalf prior to executing this Agreement; and

(iv)    This Agreement has tax consequences and such tax consequences may be different for each party.
Section 12.12.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

[Signature Pages of the Company, Members and Managers Attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: Crimson Midstream Holdings, LLC, a Delaware limited liability company By:/s/ John D. Grier Name: John D. Grier Title: Manager

[Signature Pages Continued on Next Page]
[Signature Page to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC]

MEMBERS: By: /s/ John D. Grier Name: John D. Grier Title: Individually and as Trustee of the Bridget Grier Spousal Support Trust dated December 18, 2012	By:/s/ M. Bridget Grier Name: M. Bridget Grier Title: Individually

/s/ John D. Grier John D. Grier	CorEnergy Infrastructure Trust, Inc., a Maryland corporation By:/s/ David J. Schulte Name: David J. Schulte Title: President and Chief Executive Officer

[Signature Page to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC]

Exhibit A
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC
Members, Capital Contributions, Sharing Ratios
(as of the Effective Date)

Member	Capital Accounts	Class A-1 Units	Class A-2 Units	Class A-3 Units	Class B-1 Units	Class A-1 Sharing Ratio	Class A-2 Sharing Ratio	Class A-3 Sharing Ratio	Class B-1 Sharing Ratio	Class C-1 Units	Class C-1 Sharing Ratio
John D. Grier	80,058,566	1,106,500.65	1,644,244.68	1,642,838.33	~	67.05%	67.05%	67.05%	~	338,606.2	33.86%
M. Bridget Grier	31,858,977	440,326.60	654,320.17	653,760.75	~	26.68%	26.68%	26.68%	~	134,746.9	13.47%
The Bridget Grier Spousal Support Trust dated December 18, 2012	1,957,884	27,059.79	40,210.77	40,176.68	~	1.64%	1.64%	1.64%	~	8,280.8	0.83%
The Hugh David Grier Trust dated October 15, 2012	2,762,286	38,176.98	56,731.19	56,683.37	~	2.31%	2.31%	2.31%	~	11,683.0	1.17%
The Samuel Joseph Grier Trust dated October 15, 2012	2,762,286	38,176.98	56,731.19	56,683.37	~	2.31%	2.31%	2.31%	~	11,683.0	1.17%
CorEnergy Infrastructure Trust, Inc.	117,000,000	~	~	~	10,000.0	~	~	~	100.00%	495,000.0	49.50%
TOTAL:	236,400,000	1,650,241.00	2,452,238.00	2,450,142.50	10,000	100.00%	100.00%	100.00%	100.00%	1,000,000	100.00%

Exhibit A to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC

Exhibit B
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC
Grier Companies
Crimson Renewable Energy, L.P.
Delta Trading, L.P.
Millux Holdings LLC
Pike Capital, LLC
Pikes Capital, LLC
Crimson Environmental, LLC
C Gulf Holdings, LLC and its Subsidiaries
CorEnergy Infrastructure Trust, Inc.
Exhibit B to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC

Exhibit C
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC
Form of Fourth Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC

[attached to original Third Amended and Restated LLC Agreement and incorporated herein by reference to such attachment]
Exhibit C to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC

Exhibit D
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC

Form of CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of Series B Redeemable Convertible Preferred Stock

[attached to original Third Amended and Restated LLC Agreement and incorporated herein by reference to such attachment]
Exhibit D to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC

Exhibit E
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC

Form of CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of 9.00% Series C Exchangeable Preferred Stock

[attached to original Third Amended and Restated LLC Agreement and incorporated herein by reference to such attachment]
Exhibit E to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC

Exhibit F
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC
Form of CorEnergy Infrastructure Trust, Inc. Articles Supplementary Establishing and Fixing the Rights and Preferences of the Class B Common Stock.

[attached to original Third Amended and Restated LLC Agreement and incorporated herein by reference to such attachment]
Exhibit F to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC

Exhibit G
to
Revised Third Amended and Restated Limited Liability Company Agreement
of Crimson Midstream Holdings, LLC
Resolutions to be Approved by Managers

[attached to original Third Amended and Restated LLC Agreement and incorporated herein by reference to such attachment]

Exhibit G to
Revised Third Amended and Restated Limited Liability Company Agreement of Crimson Midstream Holdings, LLC